                                                                     EXHIBIT 4.4
                                                                  EXECUTION COPY


                          SALE AND SERVICING AGREEMENT




                                      Among

                ADVANTA REVOLVING HOME EQUITY LOAN TRUST 1999-B,
                                     Trust,


                          ADVANTA HOLDING TRUST 1999-B,
                                 Holding Trust,


                       ADVANTA CONDUIT RECEIVABLES, INC.,
                                   as Sponsor,




                           ADVANTA MORTGAGE CORP. USA,
                               as Master Servicer,



                                       and



                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                              as Indenture Trustee






                          Dated as of September 1, 1999

                                TABLE OF CONTENTS
                         (Not a Part of this Agreement)

Parties...................................................................................................1
Recitals..................................................................................................1

     ARTICLE I.  DEFINITIONS; RULES OF CONSTRUCTION.......................................................1

         Section 1.1           Definitions................................................................1
         Section 1.2           Use of Words and Phrases...................................................1
         Section 1.3           Captions; Table of Contents................................................2
         Section 1.4           Opinions...................................................................2

     ARTICLE II.  CONVEYANCE OF MORTGAGE LOANS............................................................2

         Section 2.1           Conveyance of the Mortgage Loans...........................................2
         Section 2.2           Acceptance by Indenture Trustee; Certain Substitutions of Mortgage
                               Loans; Certification by Indenture Trustee..................................8
         Section 2.3           Qualified Replacement Mortgage Loans.......................................10
         Section 2.4           Cooperation Procedures.....................................................12
         Section 2.5           Retransfers of Mortgage Loans at Election of Sponsor or the Related
                               Originator.................................................................12

     ARTICLE III.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPONSOR AND THE MASTER SERVICER.......16

         Section 3.1           Representations and Warranties of the Sponsor..............................16
         Section 3.2           Representations and Warranties of the Master Servicer......................18
         Section 3.3           Representations and Warranties of the Sponsor  with Respect to the
                               Mortgage Loans; Retransfer of Certain Mortgage Loans.......................20
         Section 3.4           Covenants of Sponsor to Take Certain Actions with Respect to the
                               Mortgage Loans In Certain Situations.......................................27

     ARTICLE IV.  SERVICING AND ADMINISTRATION OF MORTGAGE LOANS..........................................28

         Section 4.1           Master Servicer and Sub-Servicers..........................................28
         Section 4.2           Modifications..............................................................30
         Section 4.3           Servicer Report............................................................32

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
         Section 4.4           Liability of Master Servicer...............................................32
         Section 4.5           Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.........33
         Section 4.6           Successor Sub-Servicers....................................................34
         Section 4.7           No Contractual Relationship Between Sub-Servicer and Indenture
                               Trustee or the Noteholders.................................................34
         Section 4.8           Assumption or Termination of Sub-Servicing Agreement by Indenture
                               Trustee....................................................................34
         Section 4.9           Principal and Interest Account.............................................34
         Section 4.10          Servicing Advances.........................................................36
         Section 4.11          Maintenance of Insurance...................................................37
         Section 4.12          Due-on-Sale Clauses; Assumption and Substitution Agreements................38
         Section 4.13          Realization Upon Defaulted Mortgage Loans..................................39
         Section 4.14          Indenture Trustee to Cooperate; Release of Mortgage Files..................40
         Section 4.15          Servicing Compensation.....................................................41
         Section 4.16          Annual Statement as to Compliance..........................................42
         Section 4.17          Annual Independent Certified Public Accountants' Reports...................42
         Section 4.18          Access to Certain Documentation and Information Regarding the
                               Mortgage Loans.............................................................42
         Section 4.19          Assignment of Agreement....................................................43
         Section 4.20          Resignation of the Master Servicer.........................................43

     ARTICLE V.  SERVICING TERMINATION....................................................................43

         Section 5.1           Events of Servicing Termination............................................43
         Section 5.2           Inspections by Insurer; Errors and Omissions Insurance.....................47
         Section 5.3           Merger, Conversion, Consolidation or Succession to Business of
                               Master Servicer............................................................47
         Section 5.4           Notification to Noteholders................................................48
         Section 5.5           Notices of Material Events.................................................48

     ARTICLE VI. ADMINISTRATIVE DUTIES OF THE MASTER SERVICER.............................................49

         Section 6.1           Administrative Duties with Respect to the Indenture........................49
         Section 6.2           Records....................................................................51
         Section 6.3           Additional Information to be Furnished to the Trust........................51

     ARTICLE VII.  MISCELLANEOUS..........................................................................51

         Section 7.1           Compliance Certificates and Opinions.......................................51

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
         Section 7.2           Form of Documents Delivered to the Indenture Trustee.......................52
         Section 7.3           Acts of Noteholders........................................................52
         Section 7.4           Notices, etc. to Indenture Trustee.........................................53
         Section 7.5           Notices and Reports to Noteholders; Waiver of Notices......................53
         Section 7.6           Successors and Assigns.....................................................54
         Section 7.7           Severability...............................................................54
         Section 7.8           Benefits of Agreement......................................................54
         Section 7.9           Legal Holidays.............................................................54
         Section 7.10          Governing Law..............................................................55
         Section 7.11          Counterparts...............................................................55
         Section 7.12          Usury......................................................................55
         Section 7.13          Amendment..................................................................55
         Section 7.14          The Insurer................................................................56
         Section 7.15          Notices....................................................................57
         Section 7.16          Limitation of Liability....................................................58

SCHEDULE I                 --       Schedule of Mortgage Loans

EXHIBIT A                  --       [Reserved]
EXHIBIT B                  --       [Reserved]
EXHIBIT C                  --       [Reserved]
EXHIBIT D                  --       Form of Trustee's Acknowledgement of Receipt
EXHIBIT E                  --       Form of Certification
EXHIBIT F                  --       Form of Master Servicer's Trust Receipt
EXHIBIT G                  --       Form of Power of Attorney
EXHIBIT H                  --       Form of Subsequent Transfer Agreement

ANNEX 1                    --       Copy of Annex 1 to the Indenture

         SALE AND SERVICING AGREEMENT, dated as of September 1, 1999, by and among ADVANTA REVOLVING HOME EQUITY LOAN TRUST 1999-B, a Delaware business trust (the "Trust"), ADVANTA HOLDING TRUST 1999-B, a Delaware business trust ("Holding"), ADVANTA CONDUIT RECEIVABLES, INC., a Nevada corporation, in its capacity as Sponsor of the Trust (the "Sponsor"), ADVANTA MORTGAGE CORP. USA, a Delaware corporation, in its capacity as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, in its capacity as Indenture Trustee (the "Indenture Trustee").

         WHEREAS, Holding desires to purchase a portfolio of Mortgage Loans (as defined herein) originated by the Originators (as defined herein);

         WHEREAS, the Sponsor is willing to sell or cause or direct to be sold such Mortgage Loans to Holding;

         WHEREAS, Holding desires to transfer such Mortgage Loans to the Trust and the Trust desires to acquire such Mortgage Loans from Holding;

         WHEREAS, the Master Servicer has agreed to service such Mortgage Loans, which constitute the principal assets of the Trust Estate;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sponsor, the Master Servicer, the Trust, Holding and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

         Section 1.1 Definitions.Except as otherwise specified herein, capitalized terms used in this Agreement are defined in Annex 1 to the Indenture, dated as of September 1, 1999 (the "Indenture"), between Advanta Revolving Home Equity Loan Trust 1999-B and Bankers Trust Company of California, N.A., as Indenture Trustee. A copy of Annex 1 of the Indenture is attached to this Agreement. Defined terms that are used only in one section or only in another definition may be omitted from the list of defined terms in Annex 1. Defined terms include, as appropriate, all genders and the plural as well as the singular.

         Section 1.2 Use of Words and Phrases. "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders. As used herein, any form of the word "include" shall be deemed to be followed by the words "without limitation."

         Section 1.3 Captions; Table of Contents.

         The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

         Section 1.4 Opinions.

         Each opinion with respect to the validity, binding nature and enforceability of documents or Notes may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

         Section 2.1       Conveyance of the Mortgage Loans

         (a) The Sponsor, concurrently with the execution and delivery hereof, hereby sells, assigns, transfers, sets over and otherwise conveys or shall request or cause to be transferred, sold, assigned, set over and otherwise conveyed to Holding, and Holding hereby purchases and acquires, without recourse (subject to the Sponsor's obligations herein), all right, title and interest of the Sponsor in and to: (i) all Mortgage Loans listed on the Schedule of Mortgage Loans, and their respective Principal Balances (including all Additional Balances) and all principal and interest collections in respect thereof on or after the respective Cut-Off Date; (ii) all Mortgaged Properties to the extent that they are acquired by foreclosure or deed in lieu of foreclosure; (iii) all of the Sponsor's rights under any Mortgage Insurance Policies covering the Mortgaged Properties; (iv) all of the Sponsor's rights and benefits, but none of its obligations or burdens, under Sections 2.03, 2.05, 4.01, 4.02 and 4.04 (other than the fourth paragraph thereof) of the Purchase Agreement, including all of the Sponsor's rights and remedies in the event of certain breaches by the Originators of their respective representations and warranties under Sections
4.01 and 4.02 of the Purchase Agreement; (v) all Mortgage Files and other documents relating to the foregoing; (vi) all amounts held in the Accounts (excluding net investment earnings on the Principal and Interest Account, the Note Account and the Capitalized Interest Account); (vii) all proceeds with respect to the foregoing; and (viii) all other assets included or to be included in the Trust Estate created under the Indenture for the benefit of Noteholders and the Insurer; provided, however, that neither

Holding nor any of its Assignees (including the Trust and the Indenture Trustee) shall assume any obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, it being understood that neither Holding nor any of its Assignees (including the Trust and the Indenture Trustee) shall be required or permitted to fund any such future advances.

         On or before the Closing Date, the Sponsor will cause the Insurer to deliver the Policy to the Indenture Trustee for the benefit of the Noteholders of the Notes.

         As full consideration for the Sponsor's sale, assignment, transfer, set-over and conveyance to Holding of all of its right, title and interest in and to the Mortgage Loans and the other rights and properties specified above, Holding shall (A) pay to or upon the order of the Sponsor that amount in immediately available funds equal to the proceeds of the sale of the Notes, net of any underwriting discounts and other transaction costs (including the cost of obtaining the Policy as described above and the expenses referred to in Section
2.01 of the Purchase Agreement), and (B) direct the issuance of one or more Certificates evidencing in the aggregate 100% of the beneficial ownership interest in Holding to or upon the order of the Sponsor or its designees, all in such amounts as the Sponsor shall determine on or before the Closing Date.

         (b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans (including the related Mortgage Files and the other rights and properties described in Section 2.1(a) above) by the Sponsor to Holding as contemplated by Section 2.1(a) be construed as a sale of the Mortgage Loans by the Sponsor to Holding. It is not the intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Sponsor to Holding or any of Holding's Assignees (including the Indenture Trustee) to secure a debt or other obligation of the Sponsor or any Assignor of the Sponsor. However, in the event and to the extent that, notwithstanding the intent of the parties hereto, any or all of the Mortgage Loans (including the related Mortgage Files and the other rights and properties described in Section 2.1(a) above) are held to be property of the Sponsor or its Assignors, then:

                     (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the New York UCC;

                     (ii) the conveyance provided for herein shall be deemed to be a grant by the Sponsor to Holding of a first priority security interest in all of the Sponsor's right, title and interest in and to the Mortgage Loans (including the related Mortgage Files and the other rights and properties described in Section 2.1(a) above) and all amounts payable to the holder of the Mortgage Loans and/or such rights or properties in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the Accounts (excluding net investment earnings on the Principal and Interest Account, the Note Account and the Capitalized Interest Account), whether in the form of cash, instruments, securities or other property;

                     (iii) the possession by Holding or any of its Assignees or their respective bailees or agents of items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York UCC;

                     (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Holding for the purpose of perfecting such security interest under applicable law; and

                     (v) the obligations secured by the first priority security interest described in clause (iii) above shall be deemed to include any and all obligations of Holding or any of its Assignees (including the Trust) to pay the principal of and interest on the Notes to the Noteholders and to pay the fees, expenses and other amounts required to be paid to the Master Servicer, the Indenture Trustee, the Owner Trustee, the Insurer and the Certificateholders, all in accordance with and otherwise subject to the Operative Documents (including the Indenture).

         Any assignment or other transfer of the interest of Holding under any provision hereof shall also be deemed to be an assignment of any security interest created hereby. Each of the Sponsor and Holding shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the terms of this Agreement and the Indenture. The Sponsor also covenants not to pledge, assign or grant any security interest to any third party in any Mortgage Loan conveyed to Holding hereunder.

         (c) Upon Holding's request, the Sponsor shall perform (or cause to be performed) such further acts and execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) to Holding such further documents as Holding shall deem necessary or advisable in order to evidence, establish, maintain, protect, enforce or defend its rights in and to the Mortgage Loans and other rights and properties transferred hereunder or otherwise to carry out the intent and accomplish the purposes of this Agreement (including UCC-1 financing statements naming the Sponsor as debtor and Holding as secured party and any continuation statements relating thereto).

         (d) Holding, immediately after the purchase and sale described in
Section 2.1(a) above but otherwise concurrently with the execution and delivery hereof, hereby transfers, sets over and otherwise conveys, to the Trust, and the Trust hereby acquires without recourse (subject to Holding's obligations herein), all right, title and interest of Holding in and to: (i) all Mortgage Loans listed on the Schedule of Mortgage Loans including their respective Principal Balances (including all Additional Balances) and all principal and interest collected on or after the Cut-Off Date; (ii) all Mortgaged Properties to the extent that they are acquired by foreclosure or deed in lieu of foreclosure; (iii) all of the Sponsor's rights under any Mortgage Insurance Policies covering the Mortgaged Properties; (iv) all of the Sponsor's rights and benefits, but none of its obligations or burdens, under Sections 2.03, 2.05, 4.01, 4.02 and 4.04 (other that the fourth paragraph thereof) of the Purchase Agreement, including all of the Sponsor's rights and remedies in the event of certain breaches by the Originators of their respective representations and warranties under Sections 4.01 and 4.02 of the Purchase Agreement (all of which rights and benefits were assigned to Holding pursuant to Section 2.1(a) above);
(v) all Mortgage Files and other documents relating to the foregoing; (vi) all amounts held in the Accounts (excluding net investment earnings on the Principal and Interest Account, the Note Account and the Capitalized Interest Account);
(vii) all proceeds with respect to the foregoing; and (viii) all other assets included or to be included in the Trust Estate created under the Indenture for the benefit of Noteholders and the Insurer; provided, however, that neither the Trust nor any of its Assignees (including the Indenture Trustee) shall assume any obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, it being understood that neither the Trust nor any of its Assignees (including the Indenture Trustee) shall be required or permitted to fund any such future advances. In addition, on or before the Closing Date, Holding will cause the Policy to be delivered to the Indenture Trustee for the benefit of the Noteholders. As full consideration for Holding's transfer, set-over and conveyance to the Trust of all of its right, title and interest in and to the Mortgage Loans and the other rights and properties specified above, the Trust shall (x) pay to or upon the order of Holding that amount in immediately available funds equal to the proceeds of the sale of the Notes, net of any underwriting discounts and other transaction costs (including the cost of obtaining the Policy as described above and the expenses referred to in Section 2.01 of the Purchase Agreement), and (y) issue to Holding one or more Certificates evidencing in the aggregate 100% of the beneficial ownership interest in the Trust.

         (e) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans (including the related Mortgage Files and the other rights and properties described in Section 2.1(d) above) by Holding to the Trust as contemplated by Section 2.1(d) be construed as a sale of the Mortgage Loans by Holding to the Trust for certain non-tax purposes. It is, further, not the intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Holding to the Trust or any of the Trust's Assignees (including the Indenture Trustee) to secure a debt or other obligation of Holding or any Assignor of Holding. However, in the event and to the extent that, notwithstanding the intent of the parties hereto, any or all of the Mortgage Loans (including the related Mortgage Files and the other rights and properties described in Section 2.1(d) above) are held to be property of Holding or any of its Assignors, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the New York UCC; (ii) the conveyance provided for herein shall be deemed to be a grant by Holding to the Trust of a first priority security interest in all of Holding' right, title and interest in and to the Mortgage Loans (including the related Mortgage Files and the other rights and properties described in Section 2.1(a) above) and all amounts payable to the holder of the Mortgage Loans and/or such rights or properties in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the Accounts (excluding net investment earnings on the Principal and Interest Account, the Note Account and the Capitalized Interest Account), whether in the form of cash, instruments, securities or other property; (iii) the possession by the Trust or any of its Assignees or their respective agents of items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the California UCC; (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trust for the purpose of perfecting such security interest under applicable law; and (v) the obligations secured by the first priority security interest described in clause
(iii) above shall be deemed to include any and all obligations of the Trust or any of its Assignees to pay the principal of and interest on the Notes to the Noteholders and to pay the fees, expenses and other amounts required to be paid to the Master Servicer, the Indenture Trustee, the Owner Trustee, the Insurer and the Certificateholders, all in accordance with and otherwise subject to the Operative Documents (including the Indenture). Any assignment or other transfer of the interest of the Trust under any provision hereof shall also be deemed to be an assignment of any security interest created hereby. Each of Holding and the Trust shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the terms of this Agreement and the Indenture. Holding also covenants not to pledge, assign or grant any security interest to any third party in any Mortgage Loan conveyed to the Trust hereunder.

         (f) Upon the Trust's request, Holding shall perform (or cause to be performed), such further acts and execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) to the Trust such further documents as the Trust shall deem necessary or advisable in order to evidence, establish, maintain, protect, enforce or defend its rights in and to the Mortgage Loans and other rights and properties transferred hereunder or otherwise to carry out the intent and accomplish the purposes of this Agreement (including filing UCC-1 financing statements naming Holding as debtor and the Trust as secured party and any continuation statements relating thereto).

         (g) In connection with the transfer and assignment of the Mortgage Loans, the Sponsor and Holding agree to:

                           (i) cause to be delivered without recourse to the Indenture Trustee, on the Closing Date with respect to the Initial Mortgage Loans, on the Transfer Date with respect to any Qualified Replacement Mortgage Loan, or the Subsequent Transfer Date with respect to any Subsequent Mortgage Loans, the items listed in the definition of "Mortgage Files";

                     (ii) cause, within 75 Business Days following the Closing Date, the Subsequent Transfer Date or the Transfer Date (as applicable), Assignments of Mortgage to be (x) prepared and copies delivered to the Indenture Trustee and (y) originals submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Sponsor to the Indenture Trustee; provided, however, that Assignments of Mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan as to which the recordholder is an Originator unless (A) the related Mortgaged Property is not located in a jurisdiction in which, as evidenced by an Opinion of Counsel acceptable to the Rating Agencies and the Insurer and delivered to the Indenture Trustee and the Insurer within 30 Business Days following the Closing Date, recordation of such Assignment of Mortgage is not necessary to perfect the lien of the Indenture Trustee in the related Mortgage Loan or (B) provided that an Event of Servicing Termination or a Rapid Amortization Event shall have occurred or the long-term unsecured debt of Advanta Corp. shall have been assigned a rating of less than BBB by S&P or less than Baa2 by Moody's, the existence of circumstances discussed in Section 2.1(j) below, or the Insurer otherwise directs the Sponsor in writing; and

                     (iii) cause, within one year after the Closing Date, the Subsequent Transfer Date or the Transfer Date (as applicable), to be delivered to the Indenture Trustee and the Insurer evidence of the recording of such Assignments of Mortgage (provided that such recording is otherwise required pursuant to clause (ii) above).

         All recording, if required pursuant to this Section 2.1, shall be accomplished at the expense of the Sponsor. Notwithstanding anything to the contrary contained in this Section 2.1, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Indenture Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

         Copies of all Mortgage assignments and any Assignment of Mortgage in recordable form received by the Indenture Trustee shall be kept in the related Mortgage File.

         Within 30 days after the Closing Day, the Master Servicer shall deliver to the Indenture Trustee for signature powers of attorney for execution, substantially in the form of Exhibit G, authorizing the Master Servicer on behalf of the Indenture Trustee to record the Assignments of Mortgage as provided in clause (ii) above. The Indenture Trustee also may execute a new assignment of mortgage for any Mortgage Loan if the original assignment of mortgage delivered by the Sponsor to the Indenture Trustee is not in recordable form at such time as the assignment of mortgage is to be recorded by the Indenture Trustee.

         (h) If an Assignment of Mortgage is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Sponsor shall prepare or cause to be prepared a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

         (i) The Sponsor shall reflect on its records that the Mortgage Loans have been sold to Holding.

         (j) If the ultimate consolidating parent of the Master Servicer's shareholders' equity calculated pursuant to generally accepted accounting principles, as evidenced by the Financial Statements (as defined in the Insurance Agreement, and which the Master Servicer hereby agrees to provide to the Insurer on a quarterly basis as requested by the Insurer), falls below $5,000,000, then the Sponsor shall promptly prepare and deliver to the Indenture Trustee Assignments of Mortgage. Upon the direction of the Insurer, the Indenture Trustee shall submit such Assignments of Mortgage for recording in the appropriate jurisdictions. The Master Servicer shall pay the anticipated recording costs to the Indenture Trustee on the date of delivery of such Assignments of Mortgage to the Indenture Trustee, and if the Master Servicer fails to do so or the actual recording costs exceed the anticipated recording costs then the Indenture Trustee shall pay such costs and shall be entitled to reimbursement therefor from amounts otherwise distributable to the Certificateholders.

         (k) To the extent that the ratings, if any, then assigned to the unsecured debt of the Advanta National Bank or of its ultimate corporate parent are satisfactory to the Insurer, Moody's and S&P, then any of the Document Delivery Requirements described above may be waived by an instrument signed by the Insurer, S&P and Moody's (or any documents theretofore delivered to the Indenture Trustee returned to Advanta National Bank) on such terms and subject to such conditions as the Insurer, Moody's and S&P may permit.

         Section 2.2 Acceptance by Indenture Trustee; Certain Substitutions of Mortgage Loans; Certification by Indenture Trustee.

         (a) The Indenture Trustee hereby acknowledges its receipt of the Policy and agrees to execute and deliver on the Closing Date and each Subsequent Transfer Date and each Transfer Date an acknowledgment of receipt of the Credit Line Agreements delivered by the Sponsor and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets of the Trust Estate and delivered to the Indenture Trustee, as Indenture Trustee in trust upon and subject to the conditions set forth herein, for the benefit of the Noteholders and the Insurer. The Indenture Trustee further agrees to review any other documents delivered by the Sponsor within 90 days after the Closing Date, the Subsequent Transfer Date or the Transfer Date, as applicable, and to deliver to the Sponsor, the Master Servicer and the Insurer a Pool Certification to the effect that, as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool

Certification), (i) all documents described in the definition of "Mortgage Files" and required to be delivered to it pursuant to this Agreement are in its possession and (ii) such documents have been reviewed by it and have not been damaged, torn or physically altered and on their face appear to relate to such Mortgage Loan; provided, however, that such Pool Certification shall not be required to be delivered prior to 90 days after the Closing Date. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to verify the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of same or to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Indenture Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

         (b) If the Indenture Trustee during such 90-day period from the Closing Date, the Subsequent Transfer Date or the Transfer Date, as applicable, finds any document constituting a part of a Mortgage File which is not properly executed, has not been received within the specified period, or is unrelated to the Mortgage Loans identified in the Schedule of Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Indenture Trustee shall promptly so notify the Sponsor and the Insurer. In performing any such review, the Indenture Trustee may conclusively rely on the Sponsor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee's review of the items delivered by the Sponsor pursuant to Section 2.1(g)(i) is limited solely to confirming that the documents listed in Section 2.1(g)(i) have been executed and received, on their face, appear to relate to the Mortgage Files identified in the Schedule of Mortgage Loans and conform materially to the description thereof in the Schedule of Mortgage Loans with regard to Mortgagor name and original Credit Limit.

         The Sponsor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is so notified by the Indenture Trustee. If, however, within 60 days after the Indenture Trustee's notice to it respecting such defect the Sponsor has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Indenture Trustee, Noteholders or of the Insurer, the Sponsor will then on the next succeeding Business Day (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage Loan pursuant to Section 2.3 and, deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Principal and Interest Account or (ii) reacquire such Mortgage Loan at a purchase price equal to the Loan Reacquisition Price thereof, which reacquisition price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account.

         Upon receipt of any Qualified Replacement Mortgage Loan and written notification of the Substitution Amount, if any, or of written notification signed by a Servicing Officer to the effect that the Loan Reacquisition Price in respect of a

Unqualified Mortgage Loan has been deposited into the Principal and Interest Account, then within 10 Business Days, the Indenture Trustee shall, at the direction of the Master Servicer, execute such documents and instruments of transfer including preparing an endorsement and assignment of documents, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Sponsor to effect such transfer by the Trust of such Unqualified Mortgage Loan to the Sponsor or its designee.

         It is understood and agreed that the obligation of the Sponsor to accept a transfer of a Unqualified Mortgage Loan and to either convey a Qualified Replacement Mortgage Loan or to make a deposit of any related Loan Reacquisition Price into the Principal and Interest Account shall constitute the sole remedy available to Noteholders, the Insurer and the Indenture Trustee against the Sponsor.

         The Sponsor, promptly following the transfer of an Unqualified Mortgage Loan from the Trust pursuant to this Section, shall deliver an amended Schedule of Mortgage Loans to the Indenture Trustee and the Insurer and shall make appropriate entries in its general account records to reflect such transfer. The Master Servicer shall, following such reacquisition, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust. The Sponsor, promptly following such transfer, shall appropriately mark its electronic ledger and make appropriate entries in its general account records to reflect such reacquisition.

         Section 2.3       Qualified Replacement Mortgage Loans

         (a) A "Qualified Replacement Mortgage Loan" is a Mortgage Loan that substitutes for another pursuant to Section 2.2(b), 3.3 or 3.4 hereof, which with respect to the Mortgage Loan being replaced and as of the Replacement Cut-Off Date (i) has the same interest rate index, a margin over such index and a maximum interest rate at least equal to those applicable to the Mortgage Loan being replaced, (ii) is of the same or better property type and the same or better occupancy status as the replaced Mortgage Loan, (iii) is of the same or better credit quality classification (determined in accordance with the relevant Originator's credit underwriting guidelines), (iv) shall mature no later than the Payment Date occurring in January 2023, (v) has a Combined Loan-to-Value Ratio no higher than that of the replaced Mortgage Loan, (vi) has a Principal Balance equal to or less than that of the replaced Mortgage Loan, (vii) is in the same lien position or better, (viii) is not Delinquent, and (ix) complies with the representations and warranties set forth in Section 3.3(a). Except with respect to clause (vii) above, in the event that one or more mortgage loans are proposed to be substituted for one or more Mortgage Loans, the Insurer may allow the foregoing tests to be met on a weighted average basis or other aggregate basis acceptable to the Insurer, as evidenced by a written approval delivered to the Indenture Trustee and the Sponsor by the Insurer.

         (b) Each Unqualified Mortgage Loan that is required to be repurchased or substituted pursuant to the provisions of this Agreement or the Purchase Agreement shall, upon such reacquisition or substitution in accordance with the provisions hereof, be released from the Trust and from the lien created by the Indenture. As to each Mortgage Loan released from the Trust in connection with the reacquisition thereof or the conveyance of a Qualified Replacement Mortgage Loan therefor, the Indenture Trustee will transfer, assign, set over and otherwise convey without recourse, to or upon the order of the Sponsor, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to principal and interest collected on such released Mortgage Loan on and after the first day of the calendar month in which such Mortgage Loan is released; as applicable; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest collected on such released Mortgage Loan prior to such date.

         (c) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage Loan the Indenture Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage Loan, to the Sponsor, the Mortgage File, properly endorsed without recourse to the Sponsor.

         (d) The Sponsor shall, in connection with the delivery of each Qualified Replacement Mortgage Loan to the Indenture Trustee, provide the Indenture Trustee with the information set forth in the Schedule of Mortgage Loans with respect to such Qualified Replacement Mortgage Loan.

         (e) As to any Qualified Replacement Mortgage Loan, the Sponsor shall, if required to deliver any such Qualified Replacement Mortgage Loan, deliver to the Indenture Trustee with respect to such Qualified Replacement Mortgage Loan such documents and agreements as are required to be held by the Indenture Trustee in accordance with Section 2.2. For any Remittance Period during which the Sponsor substitutes one or more Qualified Replacement Mortgage Loans, the Master Servicer shall determine the Substitution Amount, which the Sponsor shall deposit in the Principal and Interest Account at the time of substitution. All amounts received in respect of the Qualified Replacement Mortgage Loan during the Remittance Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust Estate and shall not be deposited by the Master Servicer in the Principal and Interest Account. All amounts received by the Master Servicer during the Remittance Period in which the circumstances giving rise to such substitution occur in respect of any Unqualified Mortgage Loan so removed by the Trust Estate shall be deposited by the Master Servicer in the Principal and Interest Account. Upon such substitution, the Qualified Replacement Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed (i) to have made with respect to such Qualified Replacement Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 3.3 and (ii) to have certified that such Mortgage Loan(s) is/are Qualified Replacement Mortgage Loan(s). The procedures applied by the Sponsor in selecting each Qualified Replacement Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Noteholders or the Insurer.

         Section 2.4       Cooperation Procedures.

         The Sponsor, the Master Servicer and the Indenture Trustee covenant to provide each other with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them in connection with their respective duties hereunder.

         Section 2.5 Retransfers of Mortgage Loans at Election of Sponsor or the Related Originator.

         Subject to the conditions set forth below, the Sponsor or the related Originator, may, but shall not be obligated to (except the Sponsor or the related Originator shall be obligated upon a breach of a representation or warranty), accept the reassignment of Mortgage Loans held by the Trust as of the close of business on a Payment Date (the "Transfer Date"). On the fifth Business Day (the "Transfer Notice Date") prior to the Transfer Date designated in such notice, the Sponsor or the related Originator shall give the Indenture Trustee, the Insurer and the Master Servicer a notice of the proposed reassignment that contains a list of the Mortgage Loans to be reassigned. Such reassignment of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

                     (i) No Rapid Amortization Event has occurred or will occur as a result of such removal;

                     (ii) On the Transfer Notice Date the Overcollateralization Amount (after giving effect to the removal from the Trust of the Mortgage Loans proposed to be retransferred) is at least equal to the Specified Overcollateralization Amount;

                     (iii) On or before the Transfer Date, the Sponsor or the related Originator shall have delivered to the Indenture Trustee, the Insurer and the Rating Agencies a revised Schedule of Mortgage Loans, reflecting the proposed retransfer (including any Qualified Replacement Mortgage Loans proposed to be transferred) and the Transfer Date, and the Master Servicer shall have marked its servicing records to show that the Mortgage Loans reassigned to the Sponsor or the related Originator are no longer owned by the Trust;

                     (iv) The Sponsor or the related Originator shall represent and warrant that random selection procedures were used in selecting the Mortgage Loans and no other selection procedures were used which are adverse to the interests of the Noteholders or the Insurer were utilized in selecting the Mortgage Loans to be removed from the Trust; and

                     (v) The Sponsor or the related Originator shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (v), inclusive, have been performed or are true and correct, as the case may be. The Indenture Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

         Upon receiving the requisite information from the Sponsor or the related Originator, the Master Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date the Indenture Trustee shall deliver, or cause to be delivered, to the Sponsor or the related Originator (or their designee) the Mortgage File for each Mortgage Loan being so reassigned, and the Indenture Trustee shall execute and deliver (at the Sponsor's or the related Originator's direction) to the Sponsor or the related Originator such other documents as shall be reasonably necessary to reassign such Mortgage Loans to the Sponsor or the related Originator. Any such transfer of the Trust's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Indenture Trustee or the Trust to the Sponsor or the related Originator.

         Section 2.6       Conveyance of the Subsequent Mortgage Loans.

         (a) On any Subsequent Transfer Date, subject to the conditions set forth in paragraph (b) below in consideration of the Indenture Trustee's delivery of all or a portion of the balance of funds on deposit in the Pre-Funding Account, the Sponsor shall sell, transfer, assign, set over and otherwise convey, or shall request or cause the Trust to acquire from a Warehouse Trust all right, title and interest in and to each Subsequent Mortgage Loan listed on the Schedule of Mortgage Loans delivered by the Sponsor to the Indenture Trustee on such Subsequent Transfer Date. In addition, the Sponsor shall transfer, assign and set over all right, title and interest in and to principal and interest collected on each such Subsequent Mortgage Loan on and after the related Subsequent Cut-Off Date and all right, title and interest in and to all Mortgage Insurance Policies; provided, however, that the Sponsor reserves and retains all its right, title and interest in and to principal and interest collected on each such Subsequent Mortgage Loan prior to the related Subsequent Cut-Off Date. The transfer to the Trust of the Subsequent Mortgage Loans set forth on the Schedule of Mortgage Loans shall be absolute and shall be intended by the Sponsor and all parties hereto to be treated as a sale by the Sponsor or such Warehouse Trust. The amount released from the Pre-Funding Account shall be equal to the aggregate Principal Balances of the Subsequent Mortgage Loans so transferred.

         (b) The Sponsor shall transfer or cause to be transferred to the Trust the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date.

                     (i) the Sponsor shall have provided the Indenture Trustee, the Insurer and the Rating Agencies with an Addition Notice and shall have provided information with respect to the Subsequent Mortgage Loans in an electronic data file and in a form agreeable to the foregoing parties;

                     (ii) the Sponsor shall have delivered to the Indenture Trustee a duly executed written assignment (including an acceptance by the Indenture Trustee) in substantially the form of Exhibit H (the "Subsequent Transfer Agreement"), which shall include a Schedule of Mortgage Loans listing the Subsequent Mortgage Loans and any other exhibits listed thereon;

                     (iii) as of each Subsequent Transfer Date, the Sponsor shall have deposited in the Principal and Interest Account all principal and interest collections in respect of the Subsequent Mortgage Loans received on or after the related Subsequent Cut-Off Date;

                     (iv) as of each Subsequent Transfer Date, none of the related Originator, the Master Servicer or the Sponsor was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

                     (v) such addition will not result in a material adverse tax consequence to the Trust or the Noteholders;

                     (vi) the Pre-Funding Period shall not have terminated;

                     (vii) the Sponsor shall have delivered to the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and paragraphs (c) and (d) below, and in the related Subsequent Transfer Agreement;

                     (viii)the Sponsor shall have delivered to the Rating Agencies, the Insurer, and the Indenture Trustee, Opinions of Counsel with respect to bankruptcy, corporate and tax matters relating to the Subsequent Mortgage Loans (which opinions may have already been delivered on the Closing Date); and

                     (ix) the Insurer shall have approved the transfer.

         (c) The obligation of the Trust to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following requirements:

                     (i) with respect to any individual Subsequent Mortgage
Loan:

                           (a) such Subsequent Mortgage Loan may not be 59 or
                  more days contractually delinquent as of the related Subsequent Cut-Off Date;

                           (b) the maturity date of such Subsequent Mortgage
                  Loan may not be later than January 2023;

                           (c) such Subsequent Mortgage Loan may not have a
                  combined loan-to-value ratio ("CLTV") in excess of 125%;

                           (d) such Subsequent Mortgage Loan may not have a
                  Principal Balance in excess of $200,000;

                           (e) the Coupon Rate of such Subsequent Mortgage Loan
                  may not be below 7.25% per annum;

                           (f) the Margin of such Subsequent Mortgage Loan may
                  not be below 1.00%; and

                     (ii) following the purchase of Subsequent Mortgage Loans, the Mortgage Loans in the aggregate:

                           (a) will have a weighted average Coupon Rate of at
                  least 12.50%;

                           (b) will have a weighted average CLTV of not more
                  than 99.25%;

                           (c) no more than 32.25% by aggregate Principal
                  Balance of the Mortgage Loans will have a CLTV of 100% or greater;

                           (d) no more than 1.00% by aggregate Principal Balance
                  of the Mortgage Loans will be 30 to 59 days delinquent;

                           (e) no more than 0.5% by aggregate Principal Balance
                  of the Mortgage Loans will be secured by Mortgaged Properties within a single zip code;

                           (f) no more than 15.0% by aggregate Principal Balance
                  of the Mortgage Loans will be secured by Mortgaged Properties in California;

                           (g) no more than 96.0% by aggregate Principal Balance
                  of the Mortgage Loans will be in a second lien position;

                           (h) the weighted average FICO score (excluding
                  Mortgage Loans without scores) will be not less than 635;

                           (i) the weighted average Margin will be not less than
                  4.40% per annum; and

                           (j) the weighted average remaining term to scheduled
                  maturity of the Mortgage Loans will be not more than 275 months.

         The Insurer may waive or modify any of the above requirements or specify any additional criteria provided that any such modification shall not materially and adversely affect the Sponsor.

         (d) In connection with the transfer and assignment of the Subsequent Mortgage Loans, the Sponsor agrees to satisfy the conditions set forth in Sections 2.1(g)-(k).

         (e) In connection with each Subsequent Transfer Date and on the Payment Dates occurring in October 1999, November 1999, December 1999 and January 2000, the Master Servicer and the Indenture Trustee shall co-operate in determining
(i) the amount and correct dispositions of the Capitalized Interest Requirement, the Pre-Funding Earnings and the amount then on deposit in the Pre-Funding Account, and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                     OF THE SPONSOR AND THE MASTER SERVICER

         Section 3.1       Representations and Warranties of the Sponsor.

         The Sponsor hereby represents, warrants and covenants to the Indenture Trustee, the Master Servicer, the Insurer and to the Noteholders as of the Closing Date that:

         (a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is in good standing as a foreign corporation in each jurisdiction in which the nature of its respective business, or the properties owned or leased by it make such qualification necessary. The Sponsor has all requisite corporate power and authority to own and operate its respective properties, to carry out its respective business as presently conducted and as proposed to be conducted and to enter into and discharge its respective obligations under this Agreement and the other Operative Documents to which it is a party.

         (b) The execution and delivery of this Agreement and the other Operative Documents to which the Sponsor is a party by the Sponsor and its performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Sponsor and will not violate the Sponsor's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor or any of its properties.

         (c) This Agreement and the other Operative Documents to which the Sponsor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Sponsor enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

         (e) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

         (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Sponsor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

         (g) The statements contained in the Registration Statement which describe the Sponsor, or matters or activities for which the Sponsor is responsible in accordance with the Operative Documents or which are attributed to the Sponsor therein are true and correct in all material respects, and such statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements not misleading. Other than with respect to the statements referred to in the preceding sentence, to the best of the Sponsor's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

         (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Sponsor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Notes and the execution and delivery by the Sponsor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Sponsor and the performance by the

Sponsor of its respective obligations under this Agreement and such of the other Operative Documents to which it is a party.

         It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the Mortgage Loans to the Indenture Trustee.

         Section 3.2      Representations and Warranties of the Master Servicer.

         The Master Servicer hereby represents, warrants and covenants to the Indenture Trustee, the Sponsor, the Insurer and to the Noteholders as of the Closing Date that:

         (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. The Master Servicer has, on a consolidated basis with its direct parent, AMHC, equity of at least $5,000,000, as determined in accordance with generally accepted accounting principles.

         (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not violate the Master Servicer's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties.

         (c) This Agreement and the other Operative Documents to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

         (e) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

         (f) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

         (g) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

         (h) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributed to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer or omit to state a material fact required to be stated therein or necessary to make the statement contained therein with respect to the Master Servicer not misleading. Other than with respect to the statements referred to in the preceding sentence, to the best of the Master Servicer's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

         (i) The Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Master Servicer nor any affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

         (j) The collection practices used by the Master Servicer with respect to the Mortgage Loans directly serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage loan servicing business.

         (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

         (l) The terms of each existing Sub-Servicing Agreement and each designated Sub-Servicer are acceptable to the Master Servicer and any new Sub-Servicing Agreements or Sub-Servicers will comply with the provisions of
Section 4.1.

         It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the Initial Mortgage Loans and the Subsequent Mortgage Loans to the Indenture Trustee.

         Upon discovery by the Master Servicer, the Sponsor or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section 3.2 which materially and adversely affects the interests of the Noteholders or of the Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Insurer.

         Section 3.3 Representations and Warranties of the Sponsor with Respect to the Mortgage Loans; Retransfer of Certain Mortgage Loans.

         (a) The Sponsor makes the following representations and warranties, and Holding makes the representations and warranties set forth in (iv)(b) below, as to each Mortgage Loan, on which the Trust relies in accepting the Mortgage Loan and on which the Insurer relies in issuing the Policy. Such representations and warranties speak as of the Closing Date, in the case of the Initial Mortgage Loans, the Subsequent Transfer Date, in the case of the Subsequent Mortgage Loans, and the Transfer Date, in the case of the Qualified Replacement Mortgage Loans, but shall survive the transfer of the Mortgage Loans to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture:

                     (i) All of the original or certified documentation set forth in the definition of Mortgage File and in Section 2.1(g)(i) (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Indenture Trustee on the Closing Date, the Subsequent Transfer Date or the Transfer Date, as applicable. All such documentation is true and accurate in all material respects. Each of the documents and instruments specified to be included therein has been duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate, purchase or sell mortgage loans comparable to the Mortgage Loans.

                     (ii) Each Mortgage Loan is being serviced by the Master Servicer or a Master Servicer Affiliate.

                     (iii) The information set forth in the Schedule of Mortgage Loans (as amended for Qualified Replacement Mortgage Loans and Subsequent Mortgage Loans) for each Mortgage Loan listed is true and correct in all material respects.

                     (iv) (a) Immediately prior to the transfers and assignments herein contemplated, the Sponsor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Sponsor to Holding pursuant to Section 2.1 hereof, all monies due or to become due with respect thereto, and all proceeds of such Cut-Off Date Principal Balances with respect to such Mortgage Loans subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfers and assignments; and immediately upon the transfers and assignments herein contemplated, the Trust will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfers and assignments and (b) immediately prior to the transfers and assignments herein contemplated, Holding held good and indefeasible title to, and was the sole owner of, each Mortgage Loan (including its Cut-Off Date Principal Balance) conveyed by Holding to the Trust pursuant to Section 2.1 hereof, all monies due or to become due with respect thereto, and all proceeds of such Cut-Off Date Principal Balances with respect to such Mortgage Loans subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfers and assignments; and immediately upon the transfers and assignments herein contemplated, the Trust will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfers and assignments.

                     (v) There is no valid offset, defense or counterclaim of any obligor under any Credit Line Agreement or Mortgage. Neither the operation of any of the terms of any such Credit Line Agreement or any such Mortgage nor the exercise of any right thereunder will render either such Credit Line Agreement or such Mortgage unenforceable, in whole or in part, nor subject to any right of rescission, set-off, claim, counterclaim or defense, including, without limitation, the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                     (vi) As of the Initial Cut-Off Date and with respect to the Initial Mortgage Loans, no Minimum Monthly Payment is more than 59 days Delinquent (measured on a contractual basis) and no more than 0.60% (by aggregate Cut-Off Date Principal Balance) of the Initial Mortgage Loans were 30-59 days Delinquent (measured on a contractual basis).

                     (vii) Each Credit Line Agreement and each Mortgage relating to the Mortgage Loans is an enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors' rights generally.

                     (viii)With respect to each Mortgage Loan, on each date that the Coupon Rates have been adjusted, interest rate adjustments on such Mortgage Loans were made in compliance with the related Mortgage and Credit Line Agreement and applicable law.

                     (ix) Each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, which may include manufactured homes, condominiums and townhouses.

                     (x) As of the Initial Cut-Off Date, no Initial Mortgage Loan had a Combined Loan-to-Value Ratio in excess of 125.00%.

                     (xi) Each Mortgage is a valid and subsisting first or junior lien of record on the Mortgaged Property (subject in the case of any Junior Mortgage Loan only to one or more Senior Liens on such Mortgaged Property) and subject in all cases to the exceptions to title set forth in the title insurance policy or title search, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and except for liens for (i) real estate taxes and special assessments not yet delinquent, (ii) income taxes not yet due,
         (iii) any covenants, conditions and restrictions, rights of way, easements, and other matters of public record and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage.

                     (xii) To the best of the Sponsor's knowledge, there is no delinquent tax or assessment lien or mechanic's lien on any Mortgaged Property relating to a Mortgage Loan, and each such Mortgaged Property is free of substantial damage and is in good repair.

                     (xiii) Each Mortgage Loan at the time it was made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws.

                     (xiv) With respect to each Mortgage Loan that is a First Mortgage Loan, and, to the best of the Sponsor's knowledge, with respect to each Mortgage Loan that is a Junior Mortgage Loan, (i) a lender's title insurance policy, issued in standard California Land Title Association form or American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, was issued on the date of origination of such Mortgage Loan, and as of the Closing Date, the Subsequent Transfer Date or the Transfer Date, as applicable, each such policy is valid and remains in full force and effect, or (ii) a title search or guaranty of title customary in the relevant jurisdiction was obtained with respect to any Mortgage Loan as to which no title insurance policy or binder was issued.

                     (xv) Each Credit Line Agreement is the legal, valid, binding and enforceable obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                     (xvi) The terms of each Credit Line Agreement and each related Mortgage have not been impaired, cancelled, subordinated, rescinded, altered or modified in any material respect (except as reflected in the Mortgage File and in the Mortgage Loan Schedule), and the related Mortgaged Property has not been released from the lien of the related Mortgage, in whole or in part and no instrument has been executed that would effect such release, cancellation, subordination or rescission, except by a written instrument which (if such instrument is secured by real property) has been recorded, if necessary, to protect the interest of the Noteholders and which has been delivered to the Indenture Trustee. The substance of any other alteration or modification of a Credit Line Agreement and related Mortgaged Property is reflected on the related Schedule of Mortgage Loans.

                     (xvii) Except as otherwise required by law or the terms of the Credit Line Agreement, pursuant to the statute under which the related Mortgage Loan was made, the related Credit Line Agreement is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage.

                     (xviii) Each Mortgaged Property is located in the state identified in the Schedule of Mortgage Loans and consists of one or more parcels of real property with a residential dwelling erected thereon.

                     (xix) To the best of the Sponsor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each such Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of such Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended.

                     (xx) To the best of the Sponsor's knowledge, with respect to each Mortgage Loan that is a Junior Mortgage Loan, either (A) no consent for such Mortgage Loan was required by the holder of the related Senior Lien(s) prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File.

                     (xxi) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available which materially interferes with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage.

                     (xxii) There is no default, breach, violation or event of acceleration existing under any Mortgage or Credit Line Agreement and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Sponsor has not waived any default, breach, violation or event of acceleration; provided, however, that the foregoing shall not apply to the extent that the relevant default, breach, violation or other event relates to one or more of the Delinquent Mortgage Loans.

                     (xxiii) To the best of the Sponsor's knowledge, all parties to each Credit Line Agreement and the related Mortgage had legal capacity to execute such Credit Line Agreement and the related Mortgage and each such Credit Line Agreement and the related Mortgage have been duly and properly executed by such parties.

                     (xxiv) No selection procedures reasonably believed by the Sponsor to be adverse to the interests of the Noteholders or the Insurer was utilized in selecting the Mortgage Loans.

                     (xxv) No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the applicable title insurer (to the extent required by such title insurer) and which is part of the related Mortgage File delivered to the Indenture Trustee.

                     (xxvi) To the best of the Sponsor's knowledge, at the time of origination of each Mortgage Loan that is not a First Mortgage Loan, the related senior lien was not more than 30 days delinquent.

                     (xxvii) To the best of the Sponsor's knowledge, all required inspections, licenses and certificates with respect to the use and occupancy of all occupied portions of all property securing the Mortgages have been made, obtained or issued, as applicable.

                     (xxviii) With respect to each Mortgage Loan that is not a First Mortgage Loan, the related senior lien does not provide for negative amortization.

                     (xxix) With respect to each Mortgage Loan that is not a First Mortgage Loan, the maturity date of the Mortgage Loan is prior to the maturity date of the related senior lien if such senior lien provides for a balloon payment.

                     (xxx) With respect to each Mortgage Loan, (1) the improvements upon each related Mortgaged Property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the Master Servicer that provides for fire and extended coverage representing coverage not less than (a) the Credit Limit of such Mortgage Loan or (b) the maximum insurable value of the related Mortgaged Property, or (2) the Master Servicer has obtained and will maintain a blanket policy insuring against fire, flood and hazards of extended coverage with respect to all of the Mortgage Loans.

                     (xxxi) With respect to any Mortgage Loan which is a First Mortgage Loan, the Sponsor has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Master Servicer and the Indenture Trustee in any Mortgage Insurance Policies applicable to such Mortgage Loan, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trust and its assignees in care of the Indenture Trustee.

                     (xxxii) To the best of the Sponsor's knowledge, each Mortgage Loan was underwritten in all material respects in accordance with the credit underwriting guidelines of the related Originator as set forth in the related Originator's underwriting guidelines, as in effect on the date of origination or acquisition.

                     (xxxiii) The Sponsor has received no notice of default of any First Mortgage Loan secured by any Mortgaged Property that also secures a Mortgage

         Loan which has not been cured by a party other than the Sponsor or the Master Servicer.

                     (xxxiv) As of the respective Cut-Off Date, no Mortgagor had been identified on the records of the Sponsor as being the subject of a current bankruptcy proceeding.

                     (xxxv) To the best of the Sponsor's knowledge, the related Originator, the Master Servicer, the Sponsor and any related Warehouse Trust, is (or, during the period in which such party held and disposed of its interest in a Mortgage Loan, was) in substantial compliance with any and all applicable licensing requirements of the law of the state wherein the property securing the Mortgage Loan is located.

                     (xxxvi) To the best of the Sponsor's knowledge, with respect to the Mortgage Loans, the documents, instruments and agreements submitted by each Mortgagor for loan underwriting were not falsified and contain no untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and the statements contained therein not misleading.

                     (xxxvii) Except as previously disclosed in writing to the Indenture Trustee and the Insurer, there is only one originally executed Mortgage and Credit Line Agreement not stamped as a duplicate.

                     (xxxviii) Each Mortgage Loan conforms, and all the Mortgage Loans, in the aggregate, conform, in all material respects to the description thereof set forth in the Registration Statement.

                     (xxxix) During the period from origination to Closing Date, each Mortgage Loan has been serviced in accordance with applicable laws.

         (b)  [Reserved]

         (c) Upon the discovery by the Master Servicer, any Sub-Servicer, the Sponsor or the Indenture Trustee of a breach of any of the representations and warranties made in respect of any Mortgage Loan which materially and adversely affects the interests of the Noteholders or of the Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the Sponsor of such breach and request that the Sponsor cure such breach or take the actions described in Section 3.4(b) hereof within the time periods required thereby, and the Sponsor shall cure such breach or take such actions; provided, however, that the cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a reassignment of, or substitution for, only those Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty, unless the Insurer shall waive such breach. Upon accepting such transfer and making any required deposit into the Principal and Interest

Account or substitution of a Qualified Replacement Mortgage Loan, as the case may be, the Sponsor shall be entitled to receive an instrument of assignment or transfer from the Indenture Trustee to the same extent as set forth in Section
2.2 with respect to the transfer of Mortgage Loans under that Section.

         It is understood and agreed that the obligation of the Sponsor to accept a transfer of a Mortgage Loan as to which a breach has occurred and is continuing and to deposit the Loan Reacquisition Price in the Principal and Interest Account or to substitute an Qualified Replacement Mortgage Loan, and deposit the Substitution Amount in the Principal and Interest Account, as the case may be, shall constitute the sole remedy against the Sponsor respecting such breach available to Noteholders, the Indenture Trustee on behalf of the Noteholders and the Insurer.

         Section 3.4 Covenants of Sponsor to Take Certain Actions with Respect to the Mortgage Loans In Certain Situations.

         (a) With respect to the representations and warranties set forth in
Section 3.3 that are made to the best of the Sponsor's knowledge or as to which the Sponsor has no knowledge, if it is discovered by the Sponsor, the Master Servicer, the Indenture Trustee or any Sub-Servicer that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and the Sponsor shall cure such breach, repurchase the related Mortgage Loan at the Loan Reacquisition Price or substitute a Qualified Replacement Mortgage Loan therefor pursuant to Section 2.2(b), 3.3(c) or 3.4 hereof.

         (b) With the provisos and limitations as to remedies set forth in this
Section 3.4, upon the discovery by Sponsor, the Master Servicer, the Insurer, any Sub-Servicer or the Indenture Trustee that the representations and warranties set forth in Section 3.3 of this Agreement were untrue in any material respect as of the Closing Date and such breaches of the representations and warranties materially and adversely affect the interests of the Noteholders or of the Insurer, the party discovering such breach shall give prompt written notice to the other parties.

         The Sponsor acknowledges that a breach of any representation or warranty (x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan or (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Mortgaged Property constitutes a breach of a representation or warranty which materially and adversely affects the interests of the Noteholders or of the Insurer in such Mortgage Loan.

         (c) Upon the earliest to occur of the Sponsor's discovery, its receipt of notice of breach from any one of the other parties hereto or from the Insurer or such time as a breach of any representation and warranty materially and adversely affects the interests of the Noteholders or the Insurer as set forth above, the Sponsor hereby covenants and warrants that it shall cure such breach in all material respects within 30 days or it shall (or shall cause an affiliate of the Sponsor to), subject to the further requirements of this paragraph, regardless of whether or not it had knowledge of such breach, on the second Remittance Date next succeeding such discovery, receipt of notice or such other time (i) substitute in lieu of each Mortgage Loan which has given rise to the requirement for action by the Sponsor a Qualified Replacement Mortgage Loan and deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at the Loan Reacquisition Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. It is understood and agreed that the obligation of the Sponsor to cure the defect, substitute for, or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Noteholders, the Indenture Trustee or the Insurer against the Sponsor, except as otherwise provided in the Insurance Agreement.

         (d) In the event that any Qualified Replacement Mortgage Loan is delivered by the Sponsor to the Trust pursuant to Section 2.2(b), Section 3.3(c) or Section 3.4 hereof, the Sponsor shall be obligated to take the actions described in Section 3.4(b) with respect to such Qualified Replacement Mortgage Loan upon the discovery by any of the Noteholders, the Master Servicer, the Sponsor, the Insurer, or the Indenture Trustee that the representations and warranties set forth in Section 3.3(a) above are untrue in any material respect on the date such Qualified Replacement Mortgage Loan is conveyed to the Trust such that the interests of the Noteholders or the Insurer in the related Qualified Replacement Mortgage Loan are materially and adversely affected.

         (e) It is understood and agreed that the covenants set forth in this
Section 3.4 shall survive the pledge of the Mortgage Loans (including the Qualified Replacement Mortgage Loans) to the Indenture Trustee on behalf of the Trust.

                                   ARTICLE IV

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

         Section 4.1       Master Servicer and Sub-Servicers.

         (a) Advanta Mortgage Corp. USA agrees to act as the Master Servicer and to perform all servicing duties under this Agreement subject to the terms hereof.

         (b) The Master Servicer shall service and administer the Mortgage Loans on behalf of the Indenture Trustee and the Insurer and shall have full power and authority, acting alone or through one or more Sub-Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer, in its own name or the name of a Sub-Servicer, may, and is hereby authorized and empowered by the Indenture Trustee to, execute and deliver, on behalf of itself, the Noteholders, the Insurer and the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and the related Mortgaged Properties, the Mortgage Insurance Policies and Accounts related thereto and the properties subject to the Mortgages in accordance with the terms of this Agreement. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Indenture Trustee shall furnish the Master Servicer or its Sub-Servicers with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

         In servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Servicing Practices and in a manner consistent with recovery under any Mortgage Insurance Policy required to be maintained by the Master Servicer pursuant to this Agreement.

         Costs incurred by the Master Servicer in effectuating the timely payment of taxes and assessments on the property securing a Credit Line Agreement and foreclosure costs may be added by the Master Servicer to the amount owing under such Credit Line Agreement where the terms of such Credit Line Agreement so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Credit Line Agreement and the Mortgage Loan secured by the Credit Line Agreement or distributions to be made to Noteholders. Such costs shall be recoverable by the Master Servicer pursuant to Section 4.10 and 4.13.

         (c)   [reserved]

         (d) The relationship of the Master Servicer (and of any successor to the Master Servicer as servicer under this Agreement) to the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         In the event that the rights, duties and obligations of the Master Servicer are terminated hereunder, any successor to the Master Servicer may (with the written consent of the Insurer), to the extent permitted by applicable law, terminate the existing Sub-Servicer arrangements with any Sub-Servicer or assume the terminated Master Servicer's rights under such Sub-Servicing arrangements (with the written consent of the Insurer), which termination or assumption will not violate the terms of such arrangements.

         (e) Subject to Sections 4.13 and 4.14, the Master Servicer, in its own name, or a Sub-Servicer, in its own name, may be authorized and empowered by the Indenture Trustee, (i) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect owner of any Mortgaged Property on behalf of the Indenture Trustee and (ii) to hold title to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Indenture Trustee; provided, however, that Section

4.14(a) shall constitute a power of attorney from the Indenture Trustee to the Master Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). Subject to Sections
4.13 and 4.14, the Indenture Trustee shall furnish the Master Servicer and any Sub-Servicer with any powers of attorney and other documents as the Master Servicer or such Sub-Servicer shall reasonably request to enable the Master Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

         (f) The Master Servicer shall give prompt notice to the Indenture Trustee of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

         (g) Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in Section 4.10 herein and in Section 8.6(b)(ix) of the Indenture.

         Section 4.2       Modifications.

         The Master Servicer may consent to any modification of the terms of any Credit Line Agreement not expressly prohibited hereby if the effect of any such modification will not be to affect materially and adversely the security afforded by the related Mortgaged Property, the timing of receipt of any payments required hereby or the interests of Noteholders or the Insurer, unless the Insurer consents in writing, provided, however, that, if the Insurer has not given its written consent within five (5) Business Days after notice from the Master Servicer, the Insurer shall be deemed to have given its consent to such modification; provided, however, that such notice and consent shall not be required in the event that the Master Servicer determines, in its reasonable discretion that such modification is legally required to be made prior to such five day period in which case the Master Servicer shall give the Insurer immediate notice of such action.

         In accordance with Accepted Servicing Practices and subject to the limitations set forth in Section 4.1, the Master Servicer may in its discretion:

         (a) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or the fees which may be collected in the ordinary course of servicing the Mortgage Loans,

         (b) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Master Servicer shall not be permitted to reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor and such modifications shall not be made in excess of 10% of the aggregate of the Cut-Off Date

Pool Balance without the prior written consent of the Insurer; provided, however, that, if the Insurer has not given its written consent within five (5) Business Days after notice from the Master Servicer, the Insurer shall be deemed to have given its consent to such modification or rescheduling for payments of delinquent payments; provided, however, that such notice and consent shall not be required in the event that the Master Servicer determines, in its reasonable discretion that such modification is legally required to be made prior to such five day period, in which case the Master Servicer shall give the Insurer immediate notice of such action.

         (c) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Civil Relief Act in accordance with the Master Servicer's general policies of comparable mortgage loans subject to the Civil Relief Act,

         (d) extend the maturity date of any Mortgage Loan in connection with the extension of the related Draw Period (provided, however, that in no event may any such maturity date be extended to a date which is more than 12 months after the original maturity date without the Insurer's written approval or to a date which is later than the Payment Date occurring in January 2023).

         (e)  [reserved]

         (f) The Master Servicer may, without prior approval from the Rating Agencies or the Insurer (but subject to the 10% limitation described below), increase the Credit Limits on Mortgage Loans provided that (i) new appraisals are obtained and the Combined Loan-to-Value Ratios of the Mortgage Loans after giving effect to such increase are less than or equal to the Combined Loan-to-Value Ratios of the Mortgage Loans as of the related Cut-Off Date, (ii) such increases are consistent with the applicable Originator's underwriting policies, (iii) the related Mortgagor has made Draws on the Credit Line Agreement in the past twelve months and has made timely payments and (iv) the Master Servicer receives verbal verification of employment of the related Mortgagor. In addition, the Master Servicer may increase the Credit Limits on Mortgage Loans having aggregate balances of up to 5% of the Pool Principal Balance without obtaining new appraisals provided that (i) the increase in the Credit Limit does not cause the Combined Loan-to-Value Ratios of the Mortgage Loans to exceed 100%, (ii) the increase is consistent with the applicable Originator's underwriting policies, (iii) the related Mortgagor has used the Credit Line Agreement in the past twelve months and has made timely payments,
(iv) the Master Servicer receives verbal verification of employment of the related Mortgagor and (v) the 10% limitation described below is satisfied.

         (g) The Master Servicer or the related Originator acting on behalf of the Master Servicer may, without prior approval from the Insurer, solicit Mortgagors for a reduction in Coupon Rates of no more than 0.50%; provided that the Master Servicer can only reduce such Coupon Rates in accordance with the 10% limitations described below. Any such solicitations shall not result in a reduction in the weighted average Coupon Rate of the Mortgage Loans by more than
2.5 basis points after taking into account any such prior reductions.

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
         (h) Subject to the 10% limitations on modifications described below, the Master Servicer shall have the right to approve applications of Mortgagors for consent to partial releases of Mortgages (with the written consent of the Insurer), alterations to Mortgaged Properties; and removal, demolition or division of Mortgaged Properties. If the Insurer has not given its written consent within five (5) Business Days after notice from the Master Servicer, the Insurer shall be deemed to have given its consent to such modification; provided, however, that such notice and consent shall not be required in the event that the Master Servicer determines, in its reasonable discretion that such modification is legally required to be made prior to such five day period, in which case the Master Servicer shall give the Insurer immediate notice of such action.

         No application for approval shall be considered by the Master Servicer unless: (x) the provisions of the related Credit Line Agreement and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio (which may, for this purpose, be determined at the time of any such action in a manner reasonably acceptable to the Insurer) and the Mortgagor's debt-to-income ratio after any release does not exceed the maximum Combined Loan-to-Value Ratio and debt-to-income ratio specified as the then-current maximum levels under the related Originator's underwriting guidelines for a similar credit grade borrower and (z) the lien priority of the related Mortgage is not adversely affected.

         (i) The Master Servicer shall have the right to sell, in whole-loan, third-party sales, any Delinquent Mortgage Loan if the Master Servicer believes that such means of disposition will provide the largest recovery.

         Except as otherwise permitted under this Agreement, the Master Servicer may not, without the prior written consent of the Insurer (which consent shall not be unreasonably delayed), forgive any Mortgage Loan payments, impair any lien position on the Mortgage Loans or extend the maturity of any Mortgage Loan. In addition, unless the Insurer consents in writing, the Master Servicer may not modify Mortgage Loans having an aggregate Principal Balance in excess of 10% of the Cut-Off Date Pool Balance.

         Section 4.3       Servicer Report

         On the tenth day of each month, the Master Servicer shall send to the Indenture Trustee a report (the "Servicer Report"), in the form of a computer tape, detailing the aggregate payments on the Mortgage Loans during the prior Remittance Period. Such tape shall be in the form and have the specifications as may be agreed to between the Master Servicer and the Indenture Trustee from time to time.

         Section 4.4       Liability of Master Servicer.

         (a) The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify the Master Servicer for any losses due to the Master Servicer's or any Sub-Servicer's negligence.

         (b) The Master Servicer shall defend, indemnify and hold harmless the Indenture Trustee (including its officers, directors, employees and agents), the Owner Trustee (including its officers, directors, employees and agents), the Noteholders, Holding and the Trust from and against any and all claims, damages, liabilities, losses, costs and expenses (including the reasonable fees and expenses of counsel) to the extent that such claims, damages, liabilities, losses, costs or expenses arose out of, or were imposed upon the Indenture Trustee, the Owner Trustee, the Noteholders, Holding or the Trust in connection with or by reason of, (i) any failure by the Master Servicer to perform its duties under this Agreement or any errors or omissions of the Master Servicer related to such duties, including the making of any inaccurate representations or warranties hereunder; or (ii) in the case of the Indenture Trustee or the Owner Trustee, the performance of its duties hereunder or under the other Operative Documents, except to the extent that such claim, damage, liability, loss, cost or expense resulted from the Indenture Trustee's or the Owner Trustee's gross negligence or willful misconduct. The provisions of this Section 4.4(b) shall run directly to and be enforceable by each injured party subject to the limitations hereof, and the indemnification provided by the Master Servicer to the Indenture Trustee, the Owner Trustee, the Noteholders, Holding and the Trust pursuant to this Section 4.4(b) shall survive the payment in full of the Notes, the termination of the Indenture and the resignation or removal of the Indenture Trustee or the Owner Trustee. The Master Servicer shall pay any amounts owing pursuant to this Section 4.4(b) directly to the indemnified Person, and such amounts shall not be deposited in either the Principal and Interest Account or the Note Account. Indemnification under this Section 4.4(b) shall include reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Master Servicer has made any indemnity payments to the Indenture Trustee, the Owner Trustee, the Noteholders, Holding or the Trust pursuant to this Section 4.4(b) and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Master Servicer, without interest.

         (c) The Master Servicer shall be the secondary obligor in respect of any Expenses (as defined in the Trust Agreement and the Holding Trust Agreement) owing to any Indemnified Party (as defined in the Trust Agreement and the Holding Trust Agreement) under Section 8.2 of the Trust Agreement and the Holding Trust Agreement.

         Section 4.5 Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

         The Master Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution (including affiliates) which is acceptable to the Insurer and is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. By delivery of the Policy, the Insurer is deemed to have approved the respective Originators as Sub-Servicers hereunder. The Master Servicer shall give notice to the Indenture Trustee, the Insurer and the Rating Agencies of the appointment of any Sub-Servicer and shall furnish to the Insurer and the Rating Agencies a copy of the Sub-Servicing Agreement (unless the Sub-Servicer is an affiliate of the Master Servicer). For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement.

         Section 4.6 Successor Sub-Servicers.

         The Master Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicer that qualifies under
Section 4.5.

         Section 4.7 No Contractual Relationship Between Sub-Servicer and Indenture Trustee or the Noteholders.

         Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Insurer, the Indenture Trustee and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 4.8.

         Section 4.8 Assumption or Termination of Sub-Servicing Agreement by Indenture Trustee.

         In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Indenture Trustee, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer may be assumed or terminated by the Indenture Trustee at its option.

         The Master Servicer shall, upon request of the Indenture Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         Section 4.9 Principal and Interest Account.

         (a) The Master Servicer and/or each Sub-Servicer, as applicable, shall establish in the name of the Trust for the benefit of the Noteholders and the Insurer and maintain at one or more Designated Depository Institutions the Principal and Interest Account, which may be separate accounts or a single account with sub-accounts.

         Subject to Subsections (c) and (e) below, the Master Servicer and any Sub-Servicer shall deposit all receipts related to the Mortgage Loans to the Principal and Interest Account on a daily basis (but no later than the second Business Day after receipt). Such receipts shall include Net Liquidation Proceeds, including net recoveries from the disposition or other turning to account of Charged-Off Mortgage Loans.

         On the Closing Date, the Sponsor shall cause the Master Servicer to deposit within five Business Days after the Closing Date to the Principal and Interest Account all principal and interest collected on the Mortgage Loans on and after the related Cut-Off Dates.

         The Master Servicer shall hold in escrow on behalf of the related Mortgagor all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Credit Line Agreement.

         (b) All funds in the Principal and Interest Account may only be held
(i) uninvested, up to the limits insured by the FDIC, or (ii) invested in Eligible Investments (as defined in the Indenture). The Principal and Interest Account shall be held in trust in the name of the Trust and for the benefit of the Noteholders and the Insurer. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Master Servicer. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings. The Master Servicer shall deposit the amount of any investment losses immediately into the Principal and Interest Account as realized.

         (c) Subject to Subsection (e) below, the Master Servicer shall deposit to the Principal and Interest Account all principal and interest collected on the Mortgage Loans received on or after the related Cut-Off Dates, including any Prepayments and Net Liquidation Proceeds, all Loan Reacquisition Prices and Substitution Amounts received or paid by the Master Servicer with respect to the Mortgage Loans and other recoveries or amounts related to the Mortgage Loans received by the Master Servicer, together with any amounts which are reimbursable from the Principal and Interest Account, but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation to the Master Servicer as permitted by Section 4.15 hereof, (ii) principal (including Prepayments) collected on the Mortgage Loans prior to the related Cut-Off Dates, (iii) interest collected on the Mortgage Loans prior to the related Cut-Off Dates and (iv) Foreclosure Profits.

         (d) (i) The Master Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

                           (a) to effect the timely remittance to the Indenture
                  Trustee of the Monthly Remittance Amount due on the Remittance Date;

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
                           (b) to pay to itself from any funds in the Principal
                  and Interest Account with respect to the Mortgage Loans any accrued and unpaid Servicing Fees with respect to Mortgage Loans and reimburse itself pursuant to Section 4.10 hereof for unreimbursed Servicing Advances and Servicing Advances which have been deemed Nonrecoverable Advances;

                           (c) to withdraw investment earnings on amounts on
                  deposit in the Principal and Interest Account;

                           (d) to withdraw amounts that have been deposited to
                  the Principal and Interest Account in error;

                           (e) to clear and terminate the Principal and Interest
                  Account following the termination of the Trust Estate pursuant to Article X or XII of the Indenture; and

                           (f) to invest in Eligible Investments.

                     (ii) On each Remittance Date the Master Servicer shall remit to the Indenture Trustee by wire transfer, or otherwise make funds available in immediately available funds, the Interest Remittance Amount and the Principal Remittance Amount.

         (e) To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's ultimate corporate parent are satisfactory to the Insurer, Moody's and S&P, then the requirement to maintain the Principal and Interest Account at a Designated Depository Institution may be waived by an instrument signed by the Insurer, S&P and Moody's, and the Master Servicer may be allowed to co-mingle with its general funds the amounts otherwise required to be deposited to the Principal and Interest Account and make monthly deposits to the Note Account on such terms and subject to such conditions as the Insurer, Moody's and S&P may permit.

         Section 4.10      Servicing Advances.

         The Master Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) the cost of any enforcement or judicial proceedings, including (a) foreclosures, and (b) other legal actions and costs associated herewith that potentially affect the existence, validity, priority, enforceability or collectibility of the Mortgage Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions, (iii) the cost of the conservation, management, liquidation, sale or other disposition or any Mortgaged Property acquired in satisfaction of the related Mortgage Loan including reasonable fees paid to any independent contractors in connection therewith, and (iv) advances to keep senior liens current, unless with respect to any of the foregoing the Master Servicer has determined that such advance would constitute a Nonrecoverable Advance. Each such amount so paid will constitute a "Servicing Advance." The Master Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Loans, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan and from Mortgage Insurance Proceeds, and (y) as provided in Section 8.6(c)(x) of the Indenture.

         Section 4.11      Maintenance of Insurance.

         (a) The Master Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage which may be in the form of a blanket policy as described in clause (c) below, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the Credit Limit of the Mortgage Loan or (ii) the maximum insurable value of the Mortgaged Property.

         (b) If any Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier (which may be in the form of a blanket policy as described in clause (c) below) in an amount representing coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of Mortgage Insurance Proceeds relating to such Mortgage Loan of not less than the least of (i) the Credit Limit of the Mortgage Loan or (ii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Master Servicer shall indemnify the Trust and the Insurer out of the Master Servicer's own funds for any loss to the Trust and the Insurer resulting from the Master Servicer's failure to maintain the insurance required by this Section; provided, however, that in no event shall the Master Servicer be required to maintain a flood insurance policy in an amount greater than 100% of the value of the related Mortgaged Property.

         It is understood and agreed that such insurance shall be with insurers approved by the Master Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Any cost incurred by the Master Servicer in maintaining any such insurance shall be added to the amount owing under the Mortgage Loan where the terms of the Credit Line Agreement so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Credit Line Agreements or the distributions to be made to the Noteholders. Such costs shall be considered a Servicing Advance and shall be recoverable by the Master Servicer pursuant to
Section 4.10.

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
         (c) In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans as set forth above, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate Credit Limit on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section 4.11, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire, hazard and flood insurance coverage under this Section 4.11, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the preceding paragraphs of this Section 4.11, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraphs of this Section 4.11 and the amount paid under such blanket policy. Upon the request of the Indenture Trustee or the Insurer, the Master Servicer shall cause to be delivered to the Indenture Trustee or the Insurer, a certified true copy of such policy.

         Section 4.12 Due-on-Sale Clauses; Assumption and Substitution
Agreements.

         Except as provided in Section 4.14(b), when a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Credit Line Agreement; provided, however, that the Master Servicer shall not exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would materially and adversely affect the interest of the Noteholders or of the Insurer. In such event, the Master Servicer shall enter into an assumption and modification agreement (the terms of which will be consistent with the 10% limitation on modifications described in Section 4.2(h) above) with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Credit Line Agreements and, unless prohibited by applicable law or this Agreement or any of the agreements, guaranties or assignments relating to the Mortgage Loans contained in the Mortgage Files, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Credit Line Agreement; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Master Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Insurer. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the Indenture Trustee that any such assumption or substitution agreement has

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
been completed by forwarding to the Indenture Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Indenture Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

         Notwithstanding anything in this Section 4.12 or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 4.13      Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of the Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments. If the Master Servicer determines not to bring or to terminate foreclosure proceedings, it will determine in accordance with the Accepted Servicing Practices whether or not to seek a judgment against the Mortgagor. In connection with such foreclosure or other conversion, the Master Servicer shall follow Accepted Servicing Practices. Any amounts advanced pursuant to this Section 4.13 shall constitute "Servicing Advances" within the meaning of Section 4.10 hereof.

         Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Noteholders solely for the purpose of its prompt disposition and sale. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Noteholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Noteholders for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

         (b) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan" and shall promptly deliver to the Insurer the Master Servicer's customary liquidation report (each, a "Liquidation Report") with respect to such Mortgage Loan. Any net recoveries from a Liquidated Mortgage Loan shall constitute property of the Trust and shall be deposited by the Master Servicer in the Principal and Interest Account, all in accordance with the provisions of this Agreement.

         Section 4.14 Indenture Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of the Principal Balance of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Indenture Trustee a Master Servicer's Trust Receipt. Upon receipt of such Master Servicer's Trust Receipt, the Indenture Trustee shall promptly release the related Mortgage File, in trust to (i) the Master Servicer, or (ii) an escrow agent for the Master Servicer. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer is authorized to give, as attorney-in-fact for the Indenture Trustee and the mortgagee under the Mortgage which secured the Credit Line Agreement, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Master Servicer may prepare and submit to the Indenture Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Indenture Trustee with all requisite information completed by the Master Servicer; in such event, the Indenture Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

         (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Mortgage Insurance Policy, the Indenture Trustee shall, upon request of the Master Servicer and delivery to the Indenture Trustee of a Master Servicer's Trust Receipt in the form of Exhibit F hereto, release the related Mortgage File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer; provided, that there shall not be released and unreturned at any one time more than 25 Mortgage Files. The Indenture Trustee shall complete in the name of the Indenture Trustee any endorsement in blank on any Credit Line Agreement prior to releasing such Credit Line Agreement to the Master Servicer. Such receipt shall obligate the Master Servicer to return the Mortgage File to the Indenture Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the liquidation information, in physical or electronic form, a copy of the Master Servicer's Trust Receipt shall be released by the Indenture Trustee to the Master Servicer.

         (c) No costs associated with the procedures described in this Section
4.14 shall be an expense of the Trust.

         (d) The provisions set forth in Subsections (a) and (b) may be superseded by any waiver of the Document Delivery Requirement as may be given by the Insurer, Moody's and S&P pursuant to Section 2.1(k) hereof.

         (e) Each Master Servicer's Trust Receipt may be delivered to the Indenture Trustee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Master Servicer and the Indenture Trustee shall mutually agree. The Indenture Trustee shall promptly release the related Mortgage File(s) within seven (7) Business Days of receipt of a properly completed Master Servicer's Trust Receipt or such shorter period as may be agreed upon by the Master Servicer and the Indenture Trustee. Receipt of a Master Servicer's Trust Receipt above shall be authorization to the Indenture Trustee to release such Mortgage Files, provided the Indenture Trustee has determined that such Master Servicer's Trust Receipt has been executed, or approved, as applicable, by an Authorized Officer of the Master Servicer or any Sub-servicer, and so long as the Indenture Trustee complies with its duties and obligations under this Agreement. If the Indenture Trustee is unable to release the Mortgage Files within the time frames specified, the Indenture Trustee shall immediately notify the Master Servicer or any Sub-servicer indicating the reason for such delay, but in no event shall such notification be later than seven Business Days after receipt of a Master Servicer's Trust Receipt. If the Master Servicer is required to pay penalties or damages due solely to the Indenture Trustee's negligent failure to release the related Mortgage File or the Indenture Trustee's negligent failure to execute and release documents in a timely manner, the Indenture Trustee shall be liable for such penalties or damages.

         Section 4.15      Servicing Compensation.

         As compensation for its activities hereunder, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan pursuant to the provisions of this Agreement. Additional servicing compensation in the form of prepayment charges, Termination Fees, release fees, bad check charges, assumption fees,

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
late payment charges, or any other servicing-related fees, Foreclosure Profits, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 4.9(c) and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

         Section 4.16      Annual Statement as to Compliance.

         The Master Servicer, at its own expense, will deliver to the Indenture Trustee, Insurer, S&P and Moody's, on or before the fifteenth of April of each year, commencing in 2000, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

         Section 4.17 Annual Independent Certified Public Accountants' Reports.

         On or before the fifteenth of April of each year, commencing in 2000, the Master Servicer, at its own expense, shall cause to be delivered to the Indenture Trustee, the Insurer, S&P and Moody's a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Insurer stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance substantially in compliance with the testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, (ii) examined such operations substantially in compliance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto or (iii) examined such operations in accordance with the requirements of SAS 70.

         Section 4.18 Access to Certain Documentation and Information Regarding the Mortgage Loans.

         The Master Servicer shall provide to the Indenture Trustee, the Insurer and the agents and examiners of each of the foregoing (when accompanied by each of the foregoing) access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer.

         Upon any change in the format of the computer tape maintained by the Master Servicer in respect of the Mortgage Loans, the Master Servicer shall deliver a copy of such computer tape to the Indenture Trustee and in addition shall provide a copy of such

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
computer tape to the Indenture Trustee and the Insurer at such other times as the Indenture Trustee or the Insurer may reasonably request.

         Section 4.19      Assignment of Agreement.

         The Master Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Indenture Trustee and Insurer, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 5.1(f) hereof for a successor servicer; and provided, further, that this Section 4.19 does not apply to the appointment of Sub-Servicers or to the assignment to any affiliate. Notice of any such assignment shall be given by the Master Servicer to the Indenture Trustee, the Insurer, Moody's and S&P.

         Section 4.20      Resignation of the Master Servicer.

         Subject to Section 5.1(c), the Master Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual written consent of the Sponsor, the Master Servicer, the Insurer and the Indenture Trustee or upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Indenture Trustee and the Insurer.

                                    ARTICLE V

                              SERVICING TERMINATION

         Section 5.1       Events of Servicing Termination.

         (a) If any one of the following events ("Event of Servicing Termination") shall occur and be continuing:

                     (i) The Master Servicer shall fail to deliver to the Indenture Trustee any proceeds or required payment, which failure continues unremedied for three Business Days following written notice to an Authorized Officer of the Master Servicer from the Indenture Trustee or from the Insurer or Noteholders evidencing Percentage Interests aggregating not less than 25%.

                     (ii) The Master Servicer shall (I) apply for or consent to the appointment of a receiver, Indenture Trustee, liquidator or custodian or similar entity with respect to itself or its property,
         (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America

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
         or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing.

                     (iii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a Indenture Trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall
         (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

                     (iv) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.2 or perform any covenants hereunder, which failure materially and adversely affects the interests of the Noteholders or Insurer for a period of 30 days after the Master Servicer's discovery or receipt of notice thereof from the Indenture Trustee, the Insurer, or Noteholders evidencing not less than 25% of the Note Balance; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written consent of the Insurer.

                     (v) The Master Servicer shall fail to make any required Servicing Advance which failure continues for thirty (30) days or more after written notice from the Insurer if such failure has a material and adverse affect on Net Liquidation Proceeds, in the sole determination of the Insurer.

         then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied by the Master Servicer, either the Indenture Trustee or the Noteholders evidencing not less than 51% of the Note Balance in each case with the written consent of the Insurer, or the Insurer, by notice then given in writing to the Master Servicer (and to the Indenture Trustee if given by the Insurer of the Noteholders) may terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Insurer. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 5.1 and, without

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
limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Note Account, or that have been deposited by the Master Servicer in the Note Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 5.1 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

         Nothing herein shall relieve the Master Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Master Servicer shall provide the Indenture Trustee, the Sponsor, the Insurer and the Noteholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Indenture Trustee and the Insurer in writing of any Events of Servicing Termination.

         (b) In addition to the foregoing, the Insurer may remove the Master Servicer upon the occurrence of an "Insurance Agreement Event of Servicing Termination" under the Insurance Agreement.

         (c) No removal or resignation of the Master Servicer shall become effective until the Indenture Trustee or a successor servicer acceptable to the Insurer shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Section.

         (d) Upon removal or resignation of the Master Servicer, the Master Servicer also shall promptly deliver or cause to be delivered to a successor servicer or the Indenture Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

         (e) Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly and immediately to the Indenture Trustee or the successor Master Servicer.

         (f) Upon removal or resignation of the Master Servicer, the Indenture Trustee (x) may solicit bids for a successor servicer as described below, and
(y) pending the

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
appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer. The Indenture Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less than $5,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Insurer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The compensation of any successor servicer (including, without limitation, the Indenture Trustee) so appointed shall be the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 4.9 and 4.15; provided, however, that if the Indenture Trustee acts as successor Master Servicer then the Sponsor agrees to pay to the Indenture Trustee at such time that the Indenture Trustee becomes such successor Master Servicer a fee of twenty-five dollars ($25.00) for each Mortgage Loan then included in the Trust Estate. The Indenture Trustee shall be obligated to serve as successor Master Servicer whether or not the $25.00 fee described in the preceding sentence is paid by the Sponsor, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Originator.

         (g) In the event the Indenture Trustee solicits bids as provided above, the Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 4.9 and 4.15. Within thirty days after any such public announcement, the Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor.

         (h) The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Indenture Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest

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
Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

         (i) The Master Servicer which is being removed or is resigning shall give notice to the Mortgagors and to Moody's and S&P of the transfer of the servicing to the successor.

         (j) The Indenture Trustee shall give notice to the Insurer, Moody's and S&P and to the Noteholders of the occurrence of any event specified in Section 5.1(a) of which the Indenture Trustee has actual knowledge.

         (k) The Indenture Trustee or any other successor Master Servicer, upon assuming the duties of Master Servicer hereunder, shall immediately make all Servicing Advances which the Master Servicer has theretofore failed to pay with respect to the Mortgage Loans; provided, however, that if the Indenture Trustee is acting as successor Master Servicer, the Indenture Trustee shall only be required to make Servicing Advances if, in the Indenture Trustee's reasonable good faith judgment, such Servicing Advances will ultimately be recoverable from the related Mortgage Loans.

         Section 5.2 Inspections by Insurer; Errors and Omissions Insurance.

         (a) At any reasonable time and from time to time upon reasonable notice, the Insurer, the Indenture Trustee, or any agents or representatives thereof may inspect the Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer with any of its officers or directors.

         (b) The Master Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

         Section 5.3 Merger, Conversion, Consolidation or Succession to Business of Master Servicer.

         Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation meets the qualifications set forth in Section 5.1(f).

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
         Section 5.4       Notification to Noteholders.

         Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article V, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register, the Insurer and each Rating Agency.

         Section 5.5       Notices of Material Events.

         The Master Servicer shall give prompt notice to the Insurer, the Indenture Trustee, Moody's and S&P of the occurrence of any of the following events:

         (a) Any default or any fact or event which results in the occurrence of a default by the Sponsor, any Originator or the Master Servicer under any Operative Document or would constitute a material breach of a representation, warranty or covenant under any Operative Document.

         (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against any Originator, the Sponsor, the Master Servicer or AMHC in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon any of such Originator's, the Sponsor's, the Master Servicer's or AMHC's ability to perform its obligations under any Operative Document.

         (c) The commencement of any proceedings by or against any Originator, the Sponsor, the Master Servicer or AMHC under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for such Originator, the Sponsor, the Master Servicer or AMHC; and

         (d) The receipt of notice from any agency or governmental body having authority over the conduct of any Originator's, the Sponsor's, the Master Servicer's or AMHC's business that such Originator, the Sponsor, the Master Servicer or AMHC is to cease and desist, or to undertake any practice, program, procedure or policy employed by such Originator, the Sponsor, the Master Servicer or AMHC in the conduct of the business of any of them, and such cessation or undertaking will materially adversely affect the conduct of such Originator's, the Sponsor's, the Master Servicer's or AMHC's business or its ability to perform under the Operative Documents or materially adversely affect the financial affairs of such Originator, the Sponsor, the Master Servicer or AMHC.

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
                                   ARTICLE VI

                  ADMINISTRATIVE DUTIES OF THE MASTER SERVICER

         Section 6.1       Administrative Duties with Respect to the Indenture

         The Master Servicer shall perform all its duties and the duties of the Trust under the Indenture. In addition, the Master Servicer shall consult with the Owner Trustee as the Master Servicer deems appropriate regarding the duties of the Trust under the Indenture. The Master Servicer shall monitor the performance of the Trust and shall advise the Owner Trustee when action is necessary to comply with the Trust's duties under the Indenture. The Master Servicer shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Master Servicer shall take all necessary action that is the duty of the Trust to take pursuant to the Indenture.

         (a)  Duties with Respect to the Trust.

                     (i) In addition to the duties of the Master Servicer set forth in this Agreement or any of the Documents, the Master Servicer shall perform such calculations and shall prepare for execution by the Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Operative Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Trust to take pursuant to this Agreement or any of the Operative Documents. In accordance with the directions of the Trust or the Owner Trustee, the Master Servicer shall administer, perform or supervise the performance of such other activities in connection with the Mortgage Loans (including the Operative Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Trust or the Owner Trustee and are reasonably within the capability of the Master Servicer.

                     (ii) Notwithstanding anything in this Agreement or any of the Operative Documents to the contrary, the Master Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) with respect to the Certificateholders' interest in the Trust as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

                     (iii) Notwithstanding anything in this Agreement or the Operative Documents to the contrary, the Master Servicer shall be responsible for performance of the duties of the Trust or the Sponsor set forth in Section 5.1(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports with respect to the Certificateholders' interest in the Trust.

                     (iv) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Master Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Trust (with the written consent of the Insurer) and shall be, in the Master Servicer's opinion, no less favorable to the Trust or the Insurer in any material respect.

         (b) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Master Servicer are non-ministerial, the Master Servicer shall not take any action pursuant to this Article VI unless within a reasonable time before the taking of such action, the Master Servicer shall have notified the Owner Trustee and the Insurer of the proposed action and the Owner Trustee and the Insurer shall have consented in writing thereto or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                     (i)   the amendment of or any supplement to the Indenture.

                     (ii) the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust (other than in connection with the collection of the Mortgage Loans).

                     (iii) the amendment, change or modification of this Agreement or any of the Operative Documents.

                     (iv) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                     (v) the removal of the Indenture Trustee.

         (c) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Operative Documents, the Master Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders to the Originator under the Operative Documents, (2) sell the Trust Property pursuant to Section 5.6 of the Indenture, (3) take any other action that the Trust directs the Master Servicer not to take on its behalf (unless the Insurer so

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
directs) or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

         (d) Responsibility. The Indenture Trustee or any successor Master Servicer shall not be responsible for any obligations or duties of the Master Servicer under this Section 6.1.

         Section 6.2       Records

         The Master Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Trust and the Indenture Trustee at any time during normal business hours.

         Section 6.3       Additional Information to be Furnished to the Trust

         The Master Servicer shall furnish to the Trust, the Indenture Trustee and the Insurer from time to time such additional information regarding the Mortgage Loans as the Trust, the Indenture Trustee or the Insurer shall reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1       Compliance Certificates and Opinions.

         Upon any application or request by the Sponsor, the Insurer or the Noteholders to the Indenture Trustee to take any action under any provision of this Agreement, the Sponsor or the Noteholders, as the case may be, shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

         Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto.

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

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
         (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 7.2       Form of Documents Delivered to the Indenture Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate of an Authorized Officer of the Indenture Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer of the Indenture Trustee or any opinion of counsel may be based, insofar as it relates to factual matter upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Sponsor or of the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Sponsor or of the Master Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Indenture Trustee, stating that the information with respect to such matters is in the possession of the Indenture Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         Section 7.3       Acts of Noteholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and the Insurer has consented thereto in writing, and, where it is hereby expressly required, to the Sponsor.

Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Indenture Trustee and the Trust, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c) The ownership of the Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Noteholder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Notes.

         Section 7.4       Notices, etc. to Indenture Trustee.

         Any request, demand, authorization, direction, notice, consent, waiver or act of the Noteholders or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Indenture Trustee by any Noteholder, the Insurer or by the Sponsor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Indenture Trustee at its Corporate Trust Office as set forth in the Indenture.

         Section 7.5 Notices and Reports to Noteholders; Waiver of Notices.

         Where this Agreement provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Noteholder affected by such event or to whom such report is required to be mailed, at the address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

         Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Agreement provides for notice to any rating agency that rated any Notes, failure to give such notice shall not affect any other rights or obligations created hereunder.

         Section 7.6       Successors and Assigns.

         All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

         Section 7.7       Severability.

         In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 7.8       Benefits of Agreement.

         Nothing in this Agreement or in the Notes, expressed or implied, shall give to any Person, other than the Noteholders, the Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 7.9       Legal Holidays.

         In any case where the date of any Payment Date, any other date on which any distribution to any Noteholder is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Payment Date, or such other date for the payment of any distribution to any Noteholder or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

         Section 7.10      Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 7.11      Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 7.12      Usury.

         The amount of interest payable or paid on any Note under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Note exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Noteholder inadvertently in error by the Indenture Trustee acting on behalf of the Trust and the Noteholder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Indenture Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Noteholder, apply the excess to the payment of principal of such Note, if any, remaining unpaid in any event, the Indenture Trustee shall not be responsible for any repayment of such excess payments. In addition, all sums paid or agreed to be paid to the Indenture Trustee for the benefit of Noteholders of Notes for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Notes.

         Section 7.13      Amendment.

         (a) The Indenture Trustee, the Sponsor and the Master Servicer, may at any time and from time to time, with the prior written approval of the Insurer but without the giving of notice to or the receipt of the consent of the Noteholders, amend this Agreement, and the Indenture Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof, or (ii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, (i) as evidenced in writing from the Rating Agencies delivered to the Indenture Trustee, reduce the then-current rating on the Notes or (ii) as evidenced by an opinion of counsel delivered to the Indenture Trustee, materially and adversely affect the interests of any Noteholder (without its written consent).

         (b) The Indenture Trustee, the Sponsor and the Master Servicer may, at any time and from time to time, with the prior written approval of the Insurer but without the giving of notice to or the receipt of the consent of the Noteholders, amend this Agreement, and the Indenture Trustee shall consent to such amendment, for the purpose of changing the definition of "Specified Overcollateralization Amount" (as defined in the Insurance Agreement); provided, however, that no such change shall affect the weighted average life of the Notes (assuming an appropriate prepayment speed as determined by the Underwriters as evidenced in writing) by more than five percent, as determined by the Underwriters.

         (c) In addition to (a) and (b) this Agreement may also be amended by the Indenture Trustee, the Sponsor, and the Master Servicer at any time and from time to time, with the prior written approval of the Insurer and not less than a majority of the Percentage Interest represented by the Notes then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders hereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Noteholder without the consent of such Noteholder or (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of all Noteholders then Outstanding.

         (d) The Insurer, the Noteholders, Moody's and S&P shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

         Section 7.14      The Insurer.

         The Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Insurer shall be suspended during any period in which the Insurer is in default in its payment obligations under the Policy except with respect to amendments to this Agreement pursuant to Section 7.13. During any period of suspension the Insurer's rights hereunder shall vest in the Noteholders of the Notes and shall be exercisable by the Noteholders of at least a majority in Percentage Interest of the Notes then Outstanding. At such time as the Notes are no longer Outstanding hereunder and the Insurer has been reimbursed for all payments made pursuant to the Policy to which it is entitled hereunder, the Insurer's rights hereunder shall terminate. Except at such time as an Insurer Default has occurred and is continuing, the Insurer shall be deemed the 100% Noteholder for purposes of all voting rights, consents, directions, notices and waivers hereunder.

         Section 7.15      Notices.

         All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

         The Indenture Trustee:     Bankers Trust Company
                                      of California, N.A.
                                    3 Park Plaza
                                    Irvine, CA 92614
                                    Attention: ADVANTA REVOLVING HOME
                                               EQUITY LOAN TRUST 1999-B
                                               Tel:  (949) 253-7575

                                               Fax:  (949) 253-7577



         The Sponsor:               Advanta Conduit Receivables, Inc.
                                    10790 Rancho Bernardo Drive
                                    San Diego, CA 92127
                                    Attention:
                                               Tel:  (858) 676-3099

                                               Fax:  (858) 676-3024



                                    with a copy addressed to the attention of the General Counsel at the same address.


         The Master Servicer:       Advanta Mortgage Corp. USA
                                    10790 Rancho Bernardo Drive
                                    San Diego, CA 92127
                                    Attention: Senior Vice President, Loan
                                               Service
                                               Tel:  (858) 676-3099

                                               Fax:  (858) 674-676-3024


         The Insurer:               Ambac Assurance Corporation
                                    One State Street Plaza
                                    New York, New York 10004
                                    Attention: Structured Finance Department-MBS
                                    Fax: (212) 363-1459
                                    Confirmation: (212) 668-0340

         In each case in which notice or other communication to the Insurer refers to an Event of Servicing Termination, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel (fax no. 212-208-3558 and with the same confirmation number as stated above) and should be marked "URGENT MATERIAL ENCLOSED".




         Moody's:            Moody's Investors Service
                             99 Church Street
                             New York, New York 10007
                             Attention: The Home Equity
                              Monitoring Department

         S&P:                Standard & Poor's Ratings Group
                             55 Water Street
                             New York, New York 10041
                             Attention: Mortgage Surveillance Group

         The Trust:          Advanta Revolving Home Equity Loan
                             Trust 1999-B
                             c/o Wilmington Trust Company, as Owner Trustee
                             Rodney Square North
                             1100 North Market Street
                             Wilmington, Delaware  19890

         Section 7.16      Limitation of Liability.

         It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Trust under this Agreement or any related documents.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                  ADVANTA CONDUIT RECEIVABLES, INC.


                  By:_____________________________________________
                       Name:
                       Title:


                  ADVANTA MORTGAGE CORP. USA


                  By:_____________________________________________
                       Name:
                       Title:


                  ADVANTA REVOLVING HOME EQUITY LOAN
                  TRUST 1999-B,


                  By: WILMINGTON TRUST COMPANY, not in its
                  individual capacity but solely as Owner Trustee


                  By:_____________________________________________
                       Name:
                       Title:


                  ADVANTA HOLDING TRUST 1999-B

                  By: WILMINGTON TRUST COMPANY, not in its
                  individual capacity but solely as Owner Trustee


                  By:_____________________________________________
                       Name:
                       Title:



                  BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                  not in its individual capacity but solely as Indenture Trustee


                  By:_____________________________________________
                       Name:
                       Title:

                                                                       EXHIBIT B

                                   [Reserved]

                                                                       EXHIBIT C

                                   [Reserved]

                                                                       EXHIBIT D

                   FORM OF TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT

                  Bankers Trust Company of California, N.A., a national banking association, in its capacity as indenture trustee (the "Indenture Trustee") under that certain Sale and Servicing Agreement, dated as of September 1, 1999 (the "Sale and Servicing Agreement"), by and among Advanta Conduit Receivables, Inc., a Nevada corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, a Delaware corporation, as Master Servicer, Advanta Holding Trust 1999-B, Advanta Revolving Home Equity Loan Trust 1999-B, as Trust, and the Indenture Trustee, hereby acknowledges receipt of the items delivered to it by the Sponsor with respect to the Mortgage Loans.


                  The Schedule of Mortgage Loans is attached to this Receipt.


                  The Indenture Trustee hereby additionally acknowledges that it shall review such items as required by Section 2.2(a) of the Sale and Servicing Agreement and shall otherwise comply with Section 2.2(b) of the Sale and Servicing Agreement as required thereby.



                                         BANKERS TRUST COMPANY OF
                                         CALIFORNIA, N.A., as Indenture Trustee



                                         By:___________________________________
                                                Name:
                                                Title:



         Dated:______________

                                                                       EXHIBIT E

                              FORM OF CERTIFICATION

         WHEREAS, the undersigned is an Authorized Officer of Bankers Trust Company of California, N.A., a national banking association, acting in its capacity as indenture trustee (the "Indenture Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Indenture Trustee, pursuant to that certain Sale and Servicing Agreement, dated as of September 1, 1999 (the "Sale and Servicing Agreement"), by and among Advanta Conduit Receivables, Inc., a Nevada corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, a Delaware corporation, as Master Servicer, Advanta Holding Trust 1999-B, Advanta Revolving Home Equity Loan Trust 1999-B, as Trust, and the Indenture Trustee; and

         WHEREAS, the Indenture Trustee is required, pursuant to Section 2.2(a) of the Sale and Servicing Agreement, to review the Files relating to the Pool within a specified period following the Closing Date and Transfer Date and to notify the Sponsor promptly of any defects with respect to the Pool, and the Sponsor is required to remedy such defects or take certain other action, all as set forth in Section 2.2(b) of the Sale and Servicing Agreement; and

         WHEREAS, Section 2.2(a) of the Sale and Servicing Agreement requires the Indenture Trustee to deliver this Certification upon the satisfaction of certain conditions set forth therein;

         NOW, THEREFORE, the Indenture Trustee has determined that as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it (contained in a Mortgage File) pursuant to this Agreement are in its possession and (ii) such documents have been reviewed by it and on their face appear to relate to such Mortgage Loan. The Indenture Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.

                                              BANKERS TRUST COMPANY
                                              OF CALIFORNIA, N.A.




                                              By:_______________________
                                                       Name:
                                                       Title:

         Date:_______________

                                                                       EXHIBIT F


                     FORM OF MASTER SERVICER'S TRUST RECEIPT

         To:  Bankers Trust Company  of California, N.A.
         Three Park Plaza, 16th Floor
         Irvine, California 92614
         Attn:  Corporate Trust

         Date: _________________

         In connection with the administration of the mortgage loans held by you as Indenture Trustee under that certain Sale and Servicing Agreement dated as of September 1, 1999 by and among Advanta Conduit Receivables, Inc., a Nevada corporation, as Sponsor, Advanta Mortgage Corp. USA, a Delaware corporation, as Master Servicer, Advanta Holding Trust 1999-B, Advanta Revolving Home Equity Loan Trust 1999-B, as Trust, and you (the "Agreement"), the Master Servicer hereby requests a release of the File held by you as Indenture Trustee with respect to the following described Mortgage Loan for the reason indicated below:

         Mortgagor's Name:

         Loan No.:

Reason for requesting file:

_______ 1.        Mortgage Loan paid in full.

         (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Note Account (whichever is applicable) pursuant to the Agreement.)

_______ 2.        Mortgage  Loan  reacquired  pursuant to Section  3.3(c),  3.4, or 2.2(b) of the Agreement.

                        (The Master Servicer hereby certifies that the Loan Reacquisition Price has been or will be paid to the Note Account pursuant to the Agreement.)

_______ 3.        Mortgage Loan substituted.

                        (The Master Servicer hereby certifies that a Qualified Replacement Mortgage Loan has been or will be assigned and delivered to you along with the related Mortgage File pursuant to the Agreement.)

_______ 4.        The Mortgage Loan is being foreclosed.

_______ 5.        Other.  (Describe)

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, or purchased or substituted for by a Qualified Replacement Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

         Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                             ADVANTA MORTGAGE CORP. USA



                                             By:______________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT G

                            FORM OF POWER OF ATTORNEY

                                                                       EXHIBIT H



                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

         Pursuant to this Subsequent Transfer Agreement (this "Agreement"), dated as of __________, _____, among Advanta Conduit Receivables, Inc., a Nevada corporation (the "Sponsor"), Advanta Holding Trust 1999-B ("Holding") and Advanta Revolving Home Equity Loan Trust 1999-B (the "Trust"), the Sponsor, Holding and the Trust agree to the sale by the Sponsor to Holding, and the simultaneous sale by Holding to the Trust, of the Mortgage Loans listed on the attached schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

         Capitalized terms are used in this Agreement as defined in Annex 1 of the Indenture, dated as of September 1, 1999 (the "Indenture"), between the Trust and Bankers Trust Company of California, N.A., as Indenture Trustee, which meanings are incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.        Sale of Subsequent Mortgage Loans.

         (a) The Sponsor does hereby sell, transfer, assign, set over and convey to Holding, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all principal and interest collected on the Subsequent Mortgage Loans on and after the Subsequent Cut-Off Date, and the Mortgage File for each Subsequent Mortgage Loan. The Sponsor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to Holding the Mortgage File for each Subsequent Mortgage Loan.

         Simultaneously with its acquisition of the Subsequent Mortgage Loans, Holding does hereby sell, transfer, assign, set over and convey to the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all principal and interest collected on the Subsequent Mortgage Loans on and after the Subsequent Cut-Off Date, and the Mortgage File for each Subsequent Mortgage Loan. Holding, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trust the Mortgage File for each Subsequent Mortgage Loan.

         The transfer to the Trust of the Subsequent Mortgage Loans identified on the Schedule of Subsequent Mortgage Loans shall be absolute and is intended by the parties hereto to constitute a sale by the Sponsor to the Trust on the Subsequent Transfer Date of all the Sponsor's right, title and interest in and to the Subsequent Mortgage Loans, and other property as and to the extent described above. In the event the transactions set forth herein shall be deemed not to be a sale, the Sponsor hereby grants to the Trust as of the Subsequent Transfer Date a security interest in all of the Sponsor's right, title and interest in, to and under the Subsequent Mortgage Loans, and such other property, to secure all of the Sponsor's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Sponsor agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC-1 financing statements and any continuation statements with respect thereto as are necessary to perfect and protect the Trust's interests in each Subsequent Mortgage Loan and the proceeds thereof.

         (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans and this Agreement shall be borne by the Sponsor.

         Section 2.        Representations and Warranties; Conditions Precedent.

         (a) The Sponsor hereby affirms the representations and warranties set forth in Sections 3.1 and 3.3 of the Sale and Servicing Agreement that relate to the Sponsor or the Subsequent Mortgage Loans as of the date hereof. The Sponsor hereby confirms that each of the conditions set forth in Section 2.6 of the Sale and Servicing Agreement are satisfied as of the date hereof and further represents and warrants that each Subsequent Mortgage Loan complies with the requirements of this Agreement and Section 2.6 of the Sale and Servicing Agreement.

         (b) The Sponsor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or by the performance of its obligations hereunder nor is it aware of any pending insolvency; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Sponsor prior to the date hereof.

         (c) All terms and conditions of the Sale and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Agreement shall control over the conflicting provisions of the Sale and Servicing Agreement.

         Section 3. Recordation of Instrument. To the extent permitted by applicable law or a memorandum thereof if permitted under applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the related Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Noteholders' expense on direction of the Insurer or Noteholders of at least 51% of the Note Balance, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or the Insurer or is necessary for the administration or servicing of the Subsequent Mortgage Loans.

         Section 4. GOVERNING LAW. THIS INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 5. Counterparts. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original and together shall constitute one and the same instrument.

         Section 6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Sponsor, Holding, the Trust and their respective successors and assigns.

                               ADVANTA CONDUIT RECEIVABLES, INC.,
                               as Sponsor


                               By:_______________________________________
                                  Name:
                                  Title:


                               ADVANTA HOLDING TRUST 1999-B

                               By: WILMINGTON TRUST COMPANY, not in its
                               individual capacity but solely as Owner Trustee


                               By:_______________________________________
                                  Name:
                                  Title:


                               ADVANTA REVOLVING HOME EQUITY LOAN
                               TRUST 1999-B,

                               By: WILMINGTON TRUST COMPANY, not in its
                               individual capacity but solely as Owner Trustee


                               By:_______________________________________
                                  Name:
                                  Title:



                                       G-4